UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONSOLIDATED EDISON, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Letter to

Stockholders

Notice of 2009

Annual Meeting and Proxy Statement

May 18, 2009

Con Edison Headquarters

4 Irving Place

New York, N.Y. 10003

Consolidated Edison, Inc. 4 Irving Place New York, NY 10003

Kevin Burke

Chairman of the Board

April 9, 2009

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Consolidated Edison, Inc. I hope that you will join the Board of Directors and the Company’s management at the Company’s Headquarters at 4 Irving Place, New York, New York, on Monday, May 18, 2009, at 10:00 a.m.

The accompanying Proxy Statement contains information about matters to be considered at the Annual Meeting. At the Annual Meeting, stockholders will be asked to vote on the election of Directors and the ratification of the appointment of independent accountants for 2009. In addition to the matters described above, stockholders will be asked to vote on a proposal submitted by an individual stockholder described in the attached Proxy Statement. For the reasons stated in the Proxy Statement, the Board of Directors and the management recommend that stockholders vote against the stockholder proposal.

Whether or not you plan to attend the Annual Meeting, please date, sign and return the enclosed proxy in the envelope provided. It is very important that as many shares as possible be represented at the meeting. Stockholders of record may also vote their shares by telephone or by the Internet. Instructions for using the telephone and the Internet service are set forth on the enclosed proxy card.

If after voting your proxy you come to the meeting, you may vote in person even though you have previously voted your proxy.

Sincerely,

Kevin Burke

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The Annual Meeting of Stockholders of Consolidated Edison, Inc. will be held at the Company’s Headquarters, 4 Irving Place, New York, New York, on Monday, May 18, 2009, at 10:00 a.m. for the following purposes:

a.	To elect as the members of the Board of Directors the twelve nominees named in the Proxy Statement (attached hereto and incorporated herein by reference);

b.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year 2009;

c.	To act on a stockholder proposal as set forth in the Proxy Statement; and

d.	To transact such other business as may properly come before the meeting, or any adjournment of the meeting.

You are cordially invited to attend the meeting. If you hold your shares directly in your name as a stockholder of record, an admission ticket is attached to your proxy card. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting.

Whether or not you plan to attend the meeting in person, we urge you to vote, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope, or vote your proxy by telephone or on the Internet in accordance with the instructions accompanying the proxy card. We will sincerely appreciate your doing so.

By Order of the Board of Directors,

Carole Sobin

Secretary

Dated: April 9, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDERS MEETING TO BE HELD ON MAY 18, 2009

The Company’s proxy statement and annual report are available on our web site at http://www.conedison.com/investor/corporate_governance.asp under “Financial Reports.”

PROXY STATEMENT

Introduction

This Proxy Statement is provided to stockholders of Consolidated Edison, Inc. (“Con Edison” or the “Company”) in connection with the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held at the Company’s principal executive offices at 4 Irving Place, New York, New York 10003, on Monday, May 18, 2009, at 10:00 a.m.

Solicitation of Proxies

The Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Con Edison for use at the Annual Meeting. The Proxy Statement and the form of proxy are being mailed to stockholders on or about April 9, 2009.

The Company’s Annual Report to Stockholders, which includes the consolidated financial statements and accompanying notes for the year ended December 31, 2008, and other information relating to the Company’s financial condition and results of operations, also accompanies the mailing of this Proxy Statement.

This solicitation of proxies for the Annual Meeting is being made by management on behalf of the Board of Directors and will be made by mail, telephone, the Internet, facsimile and electronic transmission or overnight delivery. The Company will pay the expenses associated with the solicitation of proxies. The expenses will include reimbursement for postage and clerical expenses to brokerage houses and other custodians, nominees or fiduciaries for forwarding proxy material and other documents to beneficial owners of stock held in their names. In addition, Morrow & Co., LLC has been retained to assist in the solicitation of proxies by the means described above. The estimated cost of Morrow’s services is $20,000 plus out-of-pocket expenses.

Record Date, Outstanding Voting Securities and Voting Rights

The Board of Directors has established March 30, 2009, as the record date for the determination of Con Edison’s stockholders entitled to receive notice of and to vote at the meeting. On the record date, there were 274,253,807 shares of Common Stock outstanding, which are entitled to one vote per share upon the proposals presented at the Annual Meeting. The holders will vote on the election of Directors, the ratification of the appointment of independent accountants and a stockholder proposal.

The enclosed proxy card is for the number of shares registered in your name with Con Edison, together with any additional full shares held in your name in Con Edison’s Automatic Dividend Reinvestment and Cash Payment Plan. The instructions on the proxy card provide that any shares registered in your name and any full shares held for your account in the plan will be voted in the same manner.

The twelve nominees for Director named in this Proxy Statement receiving a majority of the votes cast at the meeting in person or by proxy shall be elected (meaning the number of shares voted “for” a Director nominee must exceed the number of shares voted “against” that Director nominee), subject to the Board’s policy regarding resignations by Directors who do not receive a majority of “for” votes. In all other matters, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, entitled to vote and voting on the subject matter, will be the act of the stockholders. Abstentions and broker non-votes are voted neither “for” nor “against,” and have no effect on the vote, but are counted in the determination of the quorum.

Voting and Revocation of Proxies

All shares represented by properly executed proxies received in time for the Annual Meeting will be voted at the Annual Meeting in the manner specified by the persons giving those proxies. If the proxy is signed but no voting instructions are made, the shares represented by the proxy will be voted for the election of the Director nominees named herein and in accordance with the recommendations of the Board on other proposals.

Instead of submitting a signed proxy card, if you are a stockholder of record you may vote your proxy by telephone or on the Internet using the instructions set forth on the proxy card. Voting by telephone or on the Internet eliminates the need to return the proxy card. Telephone voting is not available to stockholders of record outside the United States.

If your shares are held in a stock brokerage account or by a bank or other nominee, you must vote your shares in the manner prescribed by your broker, bank or nominee. The telephone and Internet voting procedure may or may not be available to stockholders who hold their shares through a broker, bank or other nominee.

Voting by use of a proxy on the enclosed proxy card, by telephone or on the Internet does not preclude a stockholder of record from voting in person at the Annual Meeting. A stockholder of record may revoke a proxy at any time prior to its exercise by mailing to the Secretary of the Company a duly executed revocation or by submitting a duly executed proxy, telephone or Internet vote to the Company with a later date or by appearing at the Annual Meeting and voting in person. A stockholder of record may revoke a proxy by any of these methods, regardless of the method used to cast his or her previous vote. Attendance at the Annual Meeting without voting will not by itself revoke a proxy.

Attendance and Procedures at the Annual Meeting

Attendance at the Annual Meeting will be limited to stockholders of record, beneficial owners of Common Stock entitled to vote at the meeting having evidence of ownership, the authorized representative (one only) of an absent stockholder, and invited guests of management. If you plan to attend the Annual Meeting and you hold your shares directly in your name, please vote your proxy but keep the admission ticket attached to your proxy card and bring it with you to the meeting. Stockholders who hold their shares through a broker, bank, nominee, or other custodian will need to bring a copy of a brokerage or other statement reflecting their stock ownership as of the record date. You may be asked to present valid picture identification. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of the authorization. In order to assure the holding of a fair and orderly meeting and to accommodate as many stockholders as possible who may wish to speak at the Annual Meeting, management will limit the general discussion portion of the meeting to one hour and permit only stockholders or their authorized representatives to address the meeting. In addition, management will require that all signs, banners, placards, handouts and similar materials be left outside the meeting room. Directions to the Annual Meeting are available on our website at http://www.conedison.com/investor/governance_documents.asp under “shareholder services.”

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

Twelve Directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their respective successors are elected and qualified. Directors are permitted to stand for election until they reach the mandatory retirement age of 72. Of the Board members standing for election, one (Kevin Burke) is a current officer of the Company. All of the nominees were elected Directors at the last Annual Meeting, other than Mr. Hennessy who was elected to the Board of Directors, effective November 20, 2008. A professional search firm assisted the Corporate Governance and Nominating Committee in connection with its recommendation of Mr. Hennessy.

The Company’s management believes that all of the nominees will be able and willing to serve as Directors of the Company. All of the Directors also serve as Trustees of Con Edison’s subsidiary, Consolidated Edison Company of New York, Inc. (“Con Edison of New York”). Mr. Burke also serves on the Board of Con Edison’s subsidiary, Orange and Rockland Utilities, Inc. (“Orange & Rockland”).

Peter W. Likins, who has served with distinction as a Director of Con Edison since 1997 and a Trustee of Con Edison of New York since 1978, has reached the mandatory retirement age and therefore will be retiring from the Board of Directors of Con Edison and the Board of Trustees of Con Edison of New York effective May 18, 2009 and will not be standing for re-election. Con Edison’s Board will adopt a resolution pursuant to Con Edison’s Certificate of Incorporation, and Con Edison of New York’s Board will amend Con Edison of New York’s By-Laws, to reduce the number of members of the companies’ respective Boards from thirteen to twelve, effective May 18, 2009.

The Board of Directors held fourteen meetings in 2008. At its meetings the Board considers a wide variety of matters involving such things as the Company’s strategic planning, its financial condition and results of operations, its capital and operating budgets, personnel matters, succession planning, risk management, industry issues, accounting practices and disclosure and corporate governance practices.

In accordance with the Company’s Corporate Governance Guidelines, the Chair of the Corporate Governance and Nominating Committee (currently Mr. Del Giudice) serves as Lead Director and, as such, chairs the executive sessions of the non-management Directors and the independent Directors. The Company’s independent Directors met once in executive session and the non-management Directors met eight times in executive session during 2008.

Shares represented by every properly signed proxy will be voted at the Annual Meeting for or against the election of the Director nominees as specified by the stockholder giving the proxy. If one or more of the nominees is unable or unwilling to serve, the shares represented by the proxies will be voted for any substitute nominee or nominees as may be designated by the Board.

Information About Nominees

The name and age of each of the nominees, the years in which each was first elected a Director of the Company and Trustee of Con Edison of New York, the principal occupation and business experience of each during the past five years, the number of shares of Common Stock beneficially owned by each as of the close of business on January 31, 2009, their directorships in other publicly held business corporations and the more significant of their directorships in charitable and educational organizations as of January 31, 2009, are set forth below, based on information provided by the nominees.

The current nominees bring to the Company the benefit of their broad expertise and experience in many diverse fields.

Name, Age, Length of Service as a Director and Trustee and Principal Occupation and Business Experience During Past 5 Years
Eugene R. McGrath, 67

Chairman of the Board of Con Edison from October 1997 through February 2006. Chairman of Con Edison of New York from September 1990 through February 2006. President and Chief Executive Officer of Con Edison from October 1997 until September 2005. Chief Executive Officer of Con Edison of New York from September 1990 to September 2005. Mr. McGrath has been a Trustee of Con Edison of New York since 1987, a Director of Con Edison since October 1997 and a Director of Orange & Rockland from July 1999 until September 2005. Director or Trustee, Associated Electric & Gas Insurance Services Limited, GAMCO Investors, Inc., Gabelli Entertainment & Telecommunications Acquisition Corp., Schering-Plough Corporation, and the Wildlife Conservation Society. Member, National Academy of Engineering.

Common Stock Shares owned: 505,109* Deferred Stock Units owned: 6,914

Gordon J. Davis, 67

Partner at Dewey & LeBoeuf LLP, Attorneys at Law, New York, NY, the firm resulting from the merger in October 2007 of LeBoeuf, Lamb, Greene & MacRae, LLP (“LeBoeuf”) and Dewey Ballantine LLP. Mr. Davis was a Senior Partner at LeBoeuf from November 2001 to October 2007. Mr. Davis has been a Trustee of Con Edison of New York since 1989 and a Director of Con Edison since December 1997. Director or Trustee, Dreyfus Funds, Groups III, VII and IX, Phoenix Companies, Inc., Central Park Conservatory, Jazz at Lincoln Center, Inc. (Founding Chairman Emeritus), The Municipal Art Society of New York, New York Public Library, New York Public Theater and the Studio Museum in Harlem.

Common Stock Shares owned: 401 Deferred Stock Units owned: 18,909

Ellen V. Futter, 59

President of the American Museum of Natural History, New York, NY since November 1993. Ms. Futter has been a Trustee of Con Edison of New York since 1989 and a Director of Con Edison since December 1997. Director or Trustee, JPMorgan Chase & Co., Inc. and NYC & Company. Manager, Memorial Sloan-Kettering Cancer Center. Fellow or member, American Academy of Arts and Sciences and Council on Foreign Relations.

Common Stock Shares owned: 2,346

Deferred Stock Units owned: 14,934

*	Includes, as of January 31, 2009, 300,000 shares underlying exercisable stock options (of which 150,000 expired unexercised on February 22, 2009). As of such date, Mr. McGrath had no unexercisable stock options that were to become exercisable, and no unvested restricted stock units that were to vest, within 60 days.

Name, Age, Length of Service as a Director and Trustee and Principal Occupation and Business Experience During Past 5 Years
Sally Hernandez, 56

Practicing Attorney at Law, Yonkers, NY since January 2008. President of East Harlem Business Capital Corporation from July 2006 to December 2007. Executive Director of City Harvest, an organization dedicated to feeding hungry people in New York, NY, from August 2005 to July 2006. Ms. Hernandez was a practicing Attorney at Law, New York, NY from January 2002 to August 2005. Ms. Hernandez has been a Trustee of Con Edison of New York since 1994 and a Director of Con Edison since December 1997.

Common Stock Shares owned: 3,381 Deferred Stock Units owned: 17,916

Michael J. Del Giudice, 66

Senior Managing Director at Millennium Credit Markets LLC, New York, NY, an investment banking firm, since 1996, and Chairman and Senior Managing Director of Rockland Capital Energy Investments, LLC, New York, NY since 2003. Mr. Del Giudice has been a Director of Con Edison since July 1999 and a Trustee of Con Edison of New York since May 2002. Director of Barnes and Noble, Inc., Fusion Telecommunications International, Inc., Reis, Inc. and Chairman of the Governor’s Committee on Scholastic Achievement. Trustee and Vice Chair, New York Racing Association.

Common Stock Shares owned: 5,218 Deferred Stock Units owned: 17,609

George Campbell Jr., Ph.D., 63

President of The Cooper Union for the Advancement of Science and Art, New York, NY since July 2000. Dr. Campbell has been a Director of Con Edison and a Trustee of Con Edison of New York since February 2000. Director of Barnes and Noble, Inc. and New York State Foundation for Science, Technology and Innovation. Trustee, Rensselaer Polytechnic Institute, Montefiore Medical Center and the Commission on Independent Colleges and Universities.

Common Stock Shares owned: 1,883 Deferred Stock Units owned: 19,451

Vincent A. Calarco, 66

Non-Executive Chairman of Newmont Mining Corporation, Denver, CO since January 2008. Chairman, President and CEO of Crompton Corporation (now Chemtura Corporation) (specialty chemicals, polymer products and equipment), Middlebury, CT from April 1985 to July 2004. Mr. Calarco has been a Director of Con Edison and a Trustee of Con Edison of New York since September 2001. Mr. Calarco also serves as a Director of CPG International, Inc., Citadel Plastics Company, and the Chairman of the Chemical Heritage Foundation and a Trustee of Saint Raphael Healthcare System.

Common Stock Shares owned: 400 Deferred Stock Units owned: 11,704

Name, Age, Length of Service as a Director and Trustee and Principal Occupation and Business Experience During Past 5 Years
Kevin Burke, 58

Chairman of the Board of Con Edison and Con Edison of New York since February 2006. President and Chief Executive Officer of Con Edison and Chief Executive Officer of Con Edison of New York since September 2005. President and Chief Operating Officer of Con Edison of New York from September 2000 until September 2005. Mr. Burke has been a Director of Con Edison, a Trustee of Con Edison of New York and a Director of Orange & Rockland since September 2005. Director or Trustee, American Gas Association, Business Council of New York State, Edison Electric Institute, Energy Association of New York State, Institute for Electric Efficiency, Mayor’s Fund to Advance New York City, New York Botanical Garden, New York State Energy Research and Development Authority, Partnership of New York City and YMCA of Greater New York, Inc.

Common Stock Shares owned: 555,143*

L. Frederick Sutherland, 57

Executive Vice President and Chief Financial Officer of ARAMARK Corporation, Philadelphia, Pennsylvania since 1997. Mr. Sutherland has been a Director of Con Edison and a Trustee of Con Edison of New York since April 2006. Member of the Trinity Board of Visitors at Duke University, President of the Board of Trustees of People’s Light and Theater, and a Board member of WHYY, a PBS affiliate.

Common Stock Shares owned: 2,000

Deferred Stock Units owned: 7,886

John F. Killian, 54

Executive Vice President and Chief Financial Officer of Verizon Communications Inc. since March 2009. President of Verizon Business, Basking Ridge, New Jersey from October 2005 until February 2009. Senior Vice President and Chief Financial Officer of Verizon Telecom from June 2003 until October 2005. Senior Vice President and Controller of Verizon Telecom from April 2002 until June 2003. Mr. Killian has been a Director of Con Edison and a Trustee of Con Edison of New York since September 2007. Trustee of National Urban League and Providence College.

Common Stock Shares owned: 0

Deferred Stock Units owned: 2,650

*	Includes, as of January 31, 2009, 477,000 shares underlying exercisable stock options (of which 18,000 expired unexercised on February 22, 2009), 0 shares underlying unexercisable stock options that were to become exercisable within 60 days and 31,226 vested restricted stock units. As of such date, Mr. Burke had no unvested restricted stock units that were to vest within 60 days.

Name, Age, Length of Service as a Director and Trustee and Principal Occupation and Business Experience During Past 5 Years
Michael W. Ranger, 50

Senior Managing Director of Diamond Castle Holdings LLC, New York, NY since 2004. Co-Chairman of DLJ Global Energy Partners from 2002 to 2004. Mr. Ranger has been a Director of Con Edison and a Trustee of Con Edison of New York since February 2008. Mr. Ranger is also a Trustee Emeritus of St. Lawrence University and a member of the Boards of The Seeing Eye, Inc. and Morristown-Beard School.
Common Stock Shares owned: 0 Deferred Stock Units owned: 4,148

John F. Hennessy III, 53

Partner in the firm of Hennessy & Williamson, a project performance consulting firm, New York, NY since 2004. Chairman of the Board and Chief Executive Officer of the Syska Hennessy Group from 1989 to 2004. Mr. Hennessy has been a Director of Con Edison and a Trustee of Con Edison of New York since November 2008. Mr. Hennessy is a member of the Board of Trustees of Atlantic Mutual Insurance Company. Chair, Director, Trustee or Fellow, American Council of Engineering Companies, Boy Scouts of America, International Alliance for Interoperability/North America, National Building Museum and National Museum of Catholic Art and History.

Common Stock Shares owned: 0 Deferred Stock Units owned: 800

The number of shares of Common Stock beneficially owned as of January 31, 2009 by Dr. Likins (who is retiring effective May 18, 2009) and each of the executive officers named in the Summary Compensation Table on page 28 who are not also nominees is set forth below.

Name	Shares Owned*
Peter W. Likins	25,429	**
Robert Hoglund	82,126
John D. McMahon	289,560
Charles E. McTiernan, Jr.	62,498
Louis L. Rana	80,100

*	Includes, as of January 31, 2009, shares underlying exercisable stock options and vested restricted stock units for: Dr. Likins—stock options: none, restricted stock units: none; Mr. McMahon—stock options: 252,000 (of which 20,000 expired unexercised on February 22, 2009), restricted stock units: 35,000; Mr. Rana—stock options: 66,000, restricted stock units: 7,396; Mr. Hoglund—stock options: 50,000, restricted stock units: none; and Mr. McTiernan—stock options: 62,000 (of which 2,000 expired unexercised on February 22, 2009), restricted stock units: none. Also, for Mr. Hoglund, includes 15,000 restricted stock units that were to vest within 60 days. These officers had no other restricted stock units that were to vest, and no unexercisable stock options that were to become exercisable, within 60 days of January 31, 2009.
**	Includes 20,627 deferred stock units as of January 31, 2009.

As of January 31, 2009, no Director or executive officer was the beneficial owner of any other class of equity securities of Con Edison or beneficially owned more than 0.2 percent of the total outstanding Common Stock. As of the same date, all executive officers and members of the Board as a group beneficially owned 2,018,490 shares of Con Edison Common Stock (including 1,451,000 shares underlying stock options that were exercisable or were to become exercisable within 60 days; 93,032 restricted stock units that were vested or were to become vested within 60 days; and 143,548 deferred stock units) representing 0.73 percent of Con Edison’s outstanding Common Stock. Each executive officer and member of the Board held his or her shares with sole voting power and sole investment power, except for the restricted stock units and deferred stock units (the holders of which have no voting rights or investment power) and shares as to which voting power, or investment power, or both, were shared with a spouse or a relative of such person.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Directors and executive officers of the Company to file reports of ownership and changes in ownership of the equity securities of the Company and its subsidiaries with the Securities and Exchange Commission and to furnish copies of these reports to the Company, within specified time limits. Based upon its review of the reports furnished to the Company for 2008 pursuant to Section 16(a) of the Act, the Company believes that all of the reports were filed on a timely basis.

Board Members’ Attendance

During 2008 each incumbent member of the Board attended more than 75 percent of the combined meetings of the Board of Directors and the Board Committees on which he or she served.

Directors are expected to attend the Annual Meeting. All of the then current Directors attended the 2008 annual meeting of stockholders.

Corporate Governance

Con Edison’s corporate governance documents, including its Corporate Governance Guidelines, the charters of the Audit, Corporate Governance and Nominating and Management Development and Compensation Committees, and the Code of Ethics are available on the Company’s website at http://www.conedison.com/investor/governance_documents.asp. Con Edison stockholders may obtain printed copies of these documents by contacting the Company’s Corporate Secretary, Con Edison, 4 Irving Place, New York, New York 10003. The Code of Ethics applies to all Directors, officers and employees. Con Edison intends to post on its website at http://www.conedison.com/investor/governance_documents.asp amendments to its Code of Ethics and a description of any waiver from a provision of the Code of Ethics granted by the Board to any Director or executive officer of Con Edison within four business days after such amendment or waiver.

Related Person Transactions and Policy

The Company has adopted a written policy for approval of transactions between the Company and its Directors, Director nominees, executive officers, greater-than-5 percent beneficial owners, and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year.

The policy provides that the Corporate Governance and Nominating Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chair of the Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chair will be provided to the full Committee for its review in connection with a regularly scheduled Committee meeting.

The Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•

business transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer), director or less-than-10 percent beneficial owner if the amount of business falls below the thresholds in the New York Stock Exchange’s listing standards and the Company’s Director independence standards; and

•

contributions to non-profit organizations at which a related person’s only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved is less than both $1 million and 2 percent of the organization’s consolidated gross annual revenues.

At least annually, a summary of new transactions covered by the standing pre-approvals described above will be provided to the Committee for its review.

In 2008, Ms. Futter’s brother received $151,831 for providing legal services to Con Edison of New York and will provide such legal services in 2009. The provision of these services by Ms. Futter’s brother was approved by the Committee.

Board Members’ Independence

The Board of Directors has affirmatively determined that the following Directors are “independent” as defined in the New York Stock Exchange’s listing standards: Mr. Calarco, Dr. Campbell, Mr. Davis, Mr. Del Giudice, Mr. Hennessy, Ms. Hernandez, Mr. Killian, Dr. Likins, Mr. Ranger, Mr. Sutherland and Mr. Stephen R. Volk (who retired in May 2008).

To assist it in making determinations of Director independence, the Board has adopted independence standards, which are set forth in its Corporate Governance Guidelines, available on the Company’s website at http://www.conedison.com/investor/pdfs/Guidelines.pdf. Under these standards, the Board has determined that each of the relationships below is categorically immaterial and therefore, by itself, does not preclude a Director from being independent; provided, however, that if a Director has any relationship that would be required to be disclosed as a related person transaction under Securities and Exchange Commission rules, that relationship may not be treated as categorically immaterial and must be specifically considered by the Board in assessing the Director’s independence:

(i)	(A) the Director has an immediate family member who is a current employee of the Company’s internal or external auditor, but the immediate family member does not personally work on the Company’s audit; or (B) the Director or an immediate family member was, within the last three years, a partner or employee of such a firm but no longer works at the firm and did not personally work on the Company’s audit within that time;

(ii)	the Director or an immediate family member is, or has been within the last three years, employed at another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee, but the Director or the Director’s immediate family member is not an executive officer of the other company and his or her compensation is not determined or reviewed by that company’s compensation committee;

(iii)	the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in any of the last three fiscal years, but the total payments in each year were less than $1 million, or 2 percent of such other company’s consolidated gross revenues, whichever is greater;

(iv)	the Director is a partner or the owner of 5 percent or more of the voting stock of another company that has made payments to, or received payments from, the Company for property or services in any of the last three fiscal years, but the total payments in each year were less than $1 million, or 2 percent of such other company’s consolidated gross revenues, whichever is greater;

(v)	the Director is a partner, the owner of 5 percent or more of the voting stock or an executive officer of another company which is indebted to the Company, or to which the Company is indebted, but the total amount of the indebtedness in each of the last three fiscal years was less than $1 million, or 2 percent of such other company’s consolidated gross revenues, whichever is greater; and

(vi)	the Director or an immediate family member is a director or an executive officer of a non-profit organization to which the Company has made contributions in any of the last three fiscal years, but the Company’s total contributions to the organization in each year were less than $1 million, or 2 percent of such organization’s consolidated gross revenues, whichever is greater.

In assessing independence, the Board considered that certain Directors (Dr. Campbell and Messrs. Davis, Del Giudice, Killian, and Sutherland) are affiliated with organizations that do business with Con Edison. Con Edison made or received payments for property or services to or from these organizations in 2008. However, in each case, the payments made by Con Edison were less than 2 percent of the recipient organization’s consolidated gross revenues and fell significantly below the thresholds in paragraphs (iii) and (iv) of Con Edison’s Director independence standards disclosed above.

In assessing independence, the Board also considered that Dr. Campbell is an executive officer of a non-profit organization that received contributions from Con Edison in 2008. In addition, the Board considered that Dr. Campbell and Messrs. Davis, Hennessy and Killian are directors of, or serve in a similar capacity for, non-profit organizations that received contributions from Con Edison in 2008. Because no organization received contributions of more than $404,000, in each case, the amount of the contributions fell significantly below the threshold in paragraph (vi) of Con Edison’s Director independence standards.

Standing Committees of the Board

The Audit Committee, composed of four independent Directors (currently Mr. Calarco, Chair, Mr. Del Giudice, Mr. Killian, and Mr. Sutherland), is responsible for the appointment of the independent accountants for the Company, subject to stockholder approval at the Annual Meeting. The Committee meets with the Company’s management, including Con Edison of New York’s General Auditor and General Counsel, and the Company’s independent accountants, several times a year to discuss internal controls and accounting matters, the Company’s financial statements, filings with the Securities and Exchange Commission, earnings press releases and the scope and results of the auditing programs of the independent accountants and of Con Edison of New York’s internal auditing department. The Committee also discusses the Company’s risk assessment and risk management policies. Each member of the Committee is “independent” as defined in the New York Stock Exchange’s listing standards. Con Edison’s Board of Directors has determined that each Director on the Audit Committee is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and is “independent” as such term is defined in Rule 10A-3 under the Securities and Exchange Act of 1934. The Audit Committee held eight meetings in 2008.

The Corporate Governance and Nominating Committee, composed of five independent Directors (currently Mr. Del Giudice, Chair, Mr. Calarco, Dr. Campbell, Ms. Hernandez, and Dr. Likins), annually evaluates each Director’s individual performance when considering whether to nominate the Director for re-election to the Board and is responsible for recommending candidates to fill vacancies on the Board. In addition, the Committee assists with respect to the composition and size of the Board and of all Committees of the Board. The Committee also makes recommendations to the Board as to the compensation of Board members as well as other corporate governance matters, including Board independence criteria and determinations and corporate governance guidelines.

All of the members of the Committee are “independent” as defined in the New York Stock Exchange’s listing standards. Con Edison’s Corporate Governance Guidelines provide that the Board of Directors consists of a substantial majority of Directors who meet the New York Stock Exchange definition of independence, as determined by the Board in accordance with the standards described in the Guidelines under “Board Members’ Independence” beginning on page 9. Among its duties, the Committee reviews the skills and characteristics of Director candidates as well as their integrity, judgment, business experience, areas of expertise and availability for service, factors relating to the composition of the Board (including its size and structure) and the Company’s principles of diversity.

The Committee has the authority under its charter to hire advisors to assist it in its decisions. The Committee retains a professional search firm to assist it in identifying director candidates. The search firm assists the Committee in developing criteria for potential Board members to complement the Board’s existing strengths. Based on such criteria, the firm also provides the Committee, for its review and consideration, lists of potential candidates with background information. After consulting with the Committee, the firm further screens and interviews candidates as directed by the Committee to determine their qualifications, interest and any potential conflicts of interest and provides its results to the Committee. The Committee also considers candidates recommended by stockholders. There are no differences in the manner in which the Committee will evaluate candidates recommended by stockholders. The Committee will make an initial determination as to whether a particular candidate meets the Company’s criteria for Board membership, and will then further consider candidates that do. Stockholder recommendations for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary of the Company. Each recommendation should include information as to the qualifications of the candidate and should be accompanied by a written statement (presented to the Secretary of the Company) from the suggested candidate to the effect that the candidate is willing to serve.

The Committee has also retained Mercer to provide information, analyses, and objective advice regarding director compensation. The Committee directs Mercer to (i) assist the Committee by providing competitive market information on the design of the director compensation program, (ii) advise the Committee on the design of the director compensation program and also provide advice on the administration of the program, and (iii) brief the Committee on director compensation trends among the Company’s compensation peer group and broader industry. The chief executive officer is the Chairman of the Board and together with the other Board members considers the recommendations of the Committee. The decisions may reflect factors and considerations in addition to the information and advice provided by Mercer.

The Corporate Governance and Nominating Committee held four meetings in 2008.

The Environment, Health and Safety Committee, composed of four non-management Directors (currently Ms. Futter, Chair, Mr. Davis, Ms. Hernandez, and Dr. Likins), provides advice and counsel to the Company’s management on corporate environment, health and safety policies and on such other environment, health and safety matters as from time-to-time the Committee deems appropriate, reviews significant issues relating to the Company’s environment, health and safety programs and its compliance with environment, health and safety laws and regulations, and makes such other reviews and recommends to the Board such other actions as it may deem necessary or desirable to help promote sound planning by the Company with due regard to the protection of the environment, health and safety. The Environment, Health and Safety Committee held five meetings in 2008.

The Executive Committee, composed of Mr. Burke, the Chairman of the Board and of the Committee, and four non-management Directors (currently Mr. Calarco, Mr. Del Giudice, Dr. Likins, and Mr. McGrath), may exercise during intervals between the meetings of the Board all the powers vested in the Board, except for certain specified matters. No meetings of the Executive Committee were held in 2008.

The Finance Committee, composed of five non-management Directors (currently Mr. Sutherland, Chair, Mr. Davis, Ms. Hernandez, Dr. Likins, and Mr. Ranger), reviews and makes recommendations to the Board with respect to the Company’s financial condition and policies, its dividend policy, bank credit arrangements, financings, investments, capital and operating budgets, major contracts and real estate transactions and litigation and other financial matters and reviews financial forecasts. The Finance Committee held eight meetings in 2008.

The Management Development and Compensation Committee, composed of four independent Directors (currently Dr. Campbell, Chair, Mr. Calarco, Mr. Del Giudice, and Ms. Hernandez), makes recommendations to the Board relating to officer and senior management appointments, and establishes, reviews and administers the Company’s executive compensation program.

The Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. The Committee engages Mercer to provide information, analyses, and objective advice regarding executive compensation. The Committee directs Mercer to (i) assist the Committee in the development and assessment of the compensation peer group for the purposes of providing competitive market information for the design of the compensation program, (ii) compare the Company’s chief executive officer’s base salary, annual incentive and long-term incentive compensation to that of the chief executive officers of the identified compensation peer group and broader industry, (iii) advise the Committee on the officers’ base salaries and target award levels within the annual and long-term incentive plans, (iv) advise the Committee on the design of the Company’s annual and long-term incentive plans and also provide advice on the administration of the plans, (v) brief the Committee on executive compensation trends among the Company’s compensation peer group and broader industry, and (vi) assist with the preparation of the Compensation Discussion and Analysis for this Proxy Statement.

In 2008, Mercer attended six Committee meetings. For a discussion of the role of the Committee and information about the Company’s processes and procedures for the consideration and determination of executive compensation, see the Compensation Discussion and Analysis Report beginning on page 16 of the Proxy Statement.

In addition, the Committee also reviews and makes recommendations as necessary to provide for orderly succession and transition in the executive management of the Company and receives reports and makes recommendations with respect to minority and female recruitment, employment and promotion. It also oversees and makes recommendations to the Board with respect to compliance with the Employee Retirement Income Security Act of 1974 (“ERISA”), and reviews and makes recommendations with respect to benefit plans and plan amendments, the selection of plan trustees and the funding policy and contributions to the funded plans, and reviews the performance of the funded plans. Each of the members of the Committee is “independent” as defined in the New York Stock Exchange’s listing standards.

The Management Development and Compensation Committee held eight meetings in 2008.

The Operations Oversight Committee, composed of six non-management Directors (currently Dr. Likins, Chair, Dr. Campbell, Ms. Futter, Mr. Hennessy, Mr. Killian, and Mr. McGrath), oversees the Company’s efforts relating to its electric, gas and steam operations. The Operations Oversight Committee held five meetings in 2008.

The Planning Committee, composed of eight non-management Directors (currently Ms. Hernandez, Chair, Mr. Calarco, Mr. Davis, Mr. Del Giudice, Ms. Futter, Dr. Likins, Mr. McGrath, and Mr. Ranger), reviews and makes recommendations to the Board regarding long-range planning for the Company. The Planning Committee held two meetings in 2008.

Compensation Committee Interlocks and Insider Participation

Mr. Calarco, Dr. Campbell (Chair), Mr. Del Giudice and Ms. Hernandez were on Con Edison’s Management Development and Compensation Committee in 2008. The Company believes that there are no interlocks with the members who serve on this Committee.

Communications with the Board of Directors

Interested parties may communicate directly with the members of the Board of Directors, including the non-management Directors as a group, by writing to them, in care of the Company’s Corporate Secretary, Con Edison, 4 Irving Place, New York, New York 10003. The Secretary will forward all communications to the Director or the Directors indicated.

Report of the Audit Committee

The Company’s Audit Committee consisted of four independent Directors in 2008. Each member of the Audit Committee meets the qualifications required by the New York Stock Exchange and Securities and Exchange Commission. The current charter of the Audit Committee is available at http://www.conedison.com/investor/governance_documents.asp.

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2008. The Audit Committee has also discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with PwC its independence and qualifications. The Audit Committee also has considered whether the provision of limited non-audit services to the Company is compatible with the independence of PwC and concluded that it was.

Based on the Audit Committee’s review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The Audit Committee:

Vincent A. Calarco (Chair)

Michael J. Del Giudice

John F. Killian

L. Frederick Sutherland

Fees Paid to PricewaterhouseCoopers LLP

Fees paid or payable to PwC for services related to 2008 and 2007 are as follows:

	2008	2007
Audit Fees	$4,146,100	$4,377,110
Audit-Related Fees(a)	$1,157,670	$863,080
Tax Fees	$—	$—
All Other Fees	$—	$16,000	(b)

TOTAL FEES	$5,303,770	$5,256,190

(a)	Relates to assurance and related service fees that are reasonably related to the performance of the annual audit or quarterly reviews of the Company’s financial statements that are not specifically deemed “Audit Services.” The major items included in Audit-Related Fees are fees in 2008 for audits of the financial statements of certain Consolidated Edison Development, Inc. power generating projects that were sold (for which the buyer reimbursed the Company), fees in 2007 for the audits of the Company’s pension and benefit plans, and fees in both years for a review of the Company’s energy trading processes. In 2008, the Company retained J.H. Cohn LLP to audit its pension and benefit plans.
(b)	The major items included in All Other Fees are software-licensing and seminar fees.

The Audit Committee, or as delegated by the Audit Committee, the Chair of the Committee, approves in advance each auditing service and non-audit service permitted by applicable laws and regulations, including tax services, to be provided to the Company and its subsidiaries by its independent accountants.

MANAGEMENT PROPOSAL

(Item 2 on Proxy Card)

Proposal No. 2—Ratification of the Appointment of PricewaterhouseCoopers LLP (“PwC”) as Independent Accountants for the Year 2009.

At the Annual Meeting, as a matter of sound corporate governance, stockholders will be asked to ratify the selection of PwC as independent accountants for the Company for the year 2009. If the selection of PwC is not ratified, the Audit Committee will take this into consideration in the future selection of independent accountants.

PwC has acted as independent accountants for the Company for many years. The Audit Committee’s charter provides that at least once every five years, the Audit Committee will evaluate whether it is appropriate to rotate the Company’s independent accountants.

The Audit Committee considered the firm’s qualifications. This included a review of PwC’s performance in prior years, as well as PwC’s reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee also reviewed a report provided by PwC regarding its quality controls, inquiries or investigations by governmental or professional authorities and independence.

Representatives of PwC will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board Recommends a Vote FOR Proposal No. 2.

Adoption of Proposal No. 2 requires the affirmative vote of a majority of the shares of Common Stock voted on the proposal at the Annual Meeting.

STOCKHOLDER PROPOSAL

(Item 3 on Proxy Card)

Proposal No. 3—Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who owns 200 shares of Common Stock, has submitted the following proposal:

“RESOLVED: That the stockholders recommend that the Board take the necessary steps that Con Edison specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $500,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them.”

The statement made in support of this proposal is as follows:

“In support of such proposed Resolution it is clear that the stockholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized. At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation. Through such additional identification the stockholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management.

“Last year the owners of 21,283,392 shares, representing approximately 14.2% of shares voting, voted FOR this proposal.

“If you AGREE, please mark your proxy FOR this proposal.”

The Board of Directors Recommends That You Vote AGAINST Proposal No. 3 for the Following Reasons:

Disclosure of executive compensation is governed by the Securities and Exchange Commission’s proxy solicitation rules. In accordance with those rules, Con Edison currently provides information on pages 16 through 47 of the Proxy Statement concerning compensation for its highest paid executive officers. All of the Company’s executive officers who received in excess of $500,000 in base salaries in 2008 are listed on the Summary Compensation Table on page 28 of the Proxy Statement. The proposal would not result in any additional disclosure in the Proxy Statement.

The Board of Directors Recommends a Vote AGAINST Proposal No. 3.

Adoption of the preceding stockholder proposal (Proposal 3) requires the affirmative vote of a majority of shares of Common Stock voted on the proposal at the Annual Meeting.

EXECUTIVE COMPENSATION

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The Management Development and Compensation Committee of the Board of Directors of the Company (the “Committee”) is composed of four independent Directors. The Committee establishes, reviews and administers the Company’s executive compensation program for the Chief Executive Officer and the other members of senior management, including the named executive officers listed on the Summary Compensation Table, and determines the compensation of such officers.

The Committee has reviewed and discussed the Compensation Discussion and Analysis report (the “CD&A”) for 2008 with management of the Company. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and this Proxy Statement.

Management Development and Compensation Committee:

George Campbell, Jr. (Chair)

Vincent A. Calarco

Michael J. Del Giudice

Sally Hernandez

COMPENSATION DISCUSSION AND ANALYSIS REPORT

Introduction

This section of the proxy statement provides management’s discussion and analysis of the Company’s 2008 executive compensation program (the “compensation program”). The discussion and analysis addresses:

I.	The overview, philosophy and objectives of the Company’s compensation program;

II.	The role of the Management Development and Compensation Committee of the Company’s Board of Directors (the “Committee”) and others in determining executive compensation;

III.	The Committee’s actions with respect to executive compensation;

IV.	Retirement and other benefits;

V.	Stock ownership guidelines; and

VI.	Tax implications relating to the compensation program.

I.	Compensation Program Overview, Philosophy and Objectives

A. Compensation Program Overview

The compensation program consists of the following components:

•	Base salary;

•	Annual cash incentive compensation;

•	Long-term incentive compensation;

•	Retirement and welfare benefits; and

•	Perquisites and personal benefits.

The compensation program covers the Company’s officers, including the following officers named in the Summary Compensation Table on page 28 (the “Named Executive Officers”):

•	Kevin Burke, Chairman of the Board, President and Chief Executive Officer;

•	Robert Hoglund, Senior Vice President and Chief Financial Officer;

•	Louis L. Rana, President and Chief Operating Officer, Con Edison of New York;

•	John D. McMahon, President and Chief Executive Officer, Orange and Rockland; and

•	Charles E. McTiernan, Jr., General Counsel.

B. Compensation Philosophy and Objectives

The Committee has established the following philosophy and objectives to govern the development and implementation of the Company’s compensation program. There are no material differences in the Company’s compensation policies for each Named Executive Officer.

(i) Competitive Positioning—Attraction and Retention

The Company’s compensation program is designed to assist in attracting and retaining key executives critical to the Company’s long-term success. The Committee seeks to provide base salary, target annual incentive awards and target long-term incentive award values that are competitive with levels of compensation provided by the Company’s compensation peer group (see “Compensation Peer Group” on page 18). In addition, the Company provides retirement and welfare benefits, and perquisites and personal benefits that are competitive with those provided by the compensation peer group.

In 2008, the Named Executive Officers’ total direct compensation compared to the Company’s compensation peer group median was as follows:

	Company Target Compensation as a Percentage of Peer Group Median Target
Principal Position	Base Salary	Total Cash Compensation (Base Salary + Annual Incentive)	Long-Term Incentive Compensation	Total Direct Compensation
Chief Executive Officer	98%	97%	76%	83%
Other Named Executive Officers (Average)	100%	98%	110%	103%

(ii) Pay-Performance Alignment

The Company’s compensation program motivates its officers to help create value for its shareholders and provide reliable service for its customers. Compensation paid to the Company’s officers is aligned with the Company’s performance on both a short-term and long-term basis. Awards under the Company’s annual incentive plan are based on achieving financial and operational objectives critical to the performance of the Company’s businesses. Awards of performance restricted stock units under the Company’s long term incentive plan are based on achieving financial and operational objectives and the Company’s total shareholder return relative to the total shareholder return for the Company’s compensation peer group over a three-year period.

The mix of compensation for the Named Executive Officers is weighted heavily towards compensation that varies with the Company’s performance. For 2008, such variable compensation accounted for approximately 80 percent of the Company’s chief executive officer’s target total direct compensation, and about 69 percent of that of the other Named Executive Officers.

II.	The Role of the Committee and Others in Determining Executive Compensation

A. Committee’s Role

The role of the Committee is to establish and oversee the Company’s executive compensation and benefit plans and policies, administer its equity plans and annual incentive plan and review and approve annually all compensation relating to the Named Executive Officers. All of the decisions with respect to determining the amount or form of compensation of the Named Executive Officers under the Company’s compensation program are made by the Committee.

B. Management’s Role

The role of the Company’s chief executive officer with respect to determining the amount or form of the compensation of the other Named Executive Officers is to provide his recommendations to the Committee. The chief executive officer is not present when the Committee determines his compensation. The chief executive officer considers the following in making his recommendations:

•	Individual performance of the Named Executive Officers;

•	The Named Executive Officer’s contribution towards the Company’s long-term performance;

•	The scope of their individual responsibilities; and

•	Compensation peer group proxy data provided by the Committee’s compensation consultant.

The Company’s Human Resources department also supports the Committee in its work.

C. Compensation Consultant’s Role

The Committee has the authority under its charter to hire advisors to assist it in its compensation decisions. It has retained Mercer as its independent compensation consultant, to provide information, analyses, and objective advice regarding executive compensation. The Committee periodically meets with Mercer in executive session to discuss compensation matters. The Committee’s decisions reflect factors and considerations in addition to the information and advice provided by Mercer. A discussion of Mercer’s role as the Committee’s independent compensation consultant is set forth in the section titled “Standing Committees of the Board” on page 12.

III.	Committee Actions with Respect to Executive Compensation

A. Compensation Peer Group

For 2008, the Committee used a compensation peer group of twenty publicly-traded utility companies of comparable size and scope to that of the Company. The companies in the compensation peer group have revenues that range from approximately 50 percent below to approximately 50 percent above the revenues of the Company. The purpose of the compensation peer group is to provide benchmark information on compensation levels provided to the Company’s officers, as well as measuring relative total shareholder returns for the vesting of performance restricted stock unit awards.

The Company’s compensation peer group consists of the following companies:

Ameren Corporation	FirstEnergy Corp.
American Electric Power Company, Inc	FPL Group, Inc.
CenterPoint Energy, Inc.	NiSource, Inc.
Constellation Energy Group, Inc.	Pepco Holdings, Inc.
Dominion Resources Inc.	PG&E Corporation
DTE Energy Company	PPL Corporation
Duke Energy Corporation	Progress Energy, Inc.
Edison International	Sempra Energy
Entergy Corporation	The Southern Company
Exelon Corporation	Xcel Energy Inc.

B. Base Salary

A portion of each officer’s annual cash compensation is paid in the form of base salary. Base salary is reviewed on an annual basis to recognize individual performance, as well as at the time of a promotion or other change in responsibilities. Merit increases normally take effect on January 1st of each year.

In setting base salary for the Company’s Named Executive Officers, including the chief executive officer, the Committee considers various factors, including:

•	Recommendations from the chief executive officer for the other Named Executive Officers;

•	A general assessment of each Named Executive Officer’s performance of his or her responsibilities; and

•	Level of base salary compared to executives holding equivalent positions in the Company’s compensation peer group.

Effective January 1, 2008, base salary merit increases for the Named Executive Officers as a group increased by an average of 4.2 percent over year-end 2007 base salaries to align the Named Executive Officers’ base salaries with the market median for equivalent positions in the Company’s compensation peer group. The 2008 base salary of each Named Executive Officer is set forth in the “Salary” column of the Summary Compensation table on page 28.

C. Annual Incentive Compensation

(i) Awards

A significant portion of the annual cash compensation paid to the officers is directly related to Company performance and factors that influence shareholder value.

Individual performance is taken into consideration in setting annual incentive compensation through the establishment by the Committee of financial and operating objectives for which the Named Executive Officers have individual and collective responsibility.

(ii) Potential Awards

For 2008, the Committee set the range of the award that each Named Executive Officer was eligible to receive under the annual incentive plan after considering various factors, including:

•	Recommendations from the chief executive officer for the other Named Executive Officers;

•	A general assessment of each Named Executive Officer’s performance of his or her responsibilities; and

•	Level of annual incentive compensation compared to executives holding equivalent positions in the Company’s compensation peer group.

The range of awards included threshold, target and maximum levels reflecting differing levels of achievement of the various financial and operating objectives. Awards are scaled to reflect relative levels of achievement of the objectives between the threshold, target and maximum levels. The range of each Named Executive Officer’s potential award is set forth on the Grants of Plan-Based Awards table on page 29. Awards under the annual incentive plan are designed to provide a competitive level of compensation if the officers achieve the target financial and operating objectives. Over the past three years, the aggregate actual awards to the Named Executive Officers ranged from 84.7 percent to 104 percent of aggregate target annual incentive awards. Pursuant to the terms of the annual incentive plan, the Committee has the discretion to adjust (upward or downward) the actual annual incentive awards to be paid to an officer.

(iii) Calculation of Annual Incentive Awards

Awards under the annual incentive plan are calculated as follows:

Base Salary         X         Target Percentage         X         Weighting Earned

“Base Salary” is the annual base salary of the officer as of the end of the year to which the annual incentive award relates, and is determined as discussed under the caption “Base Salary” on page 19.

“Target Percentage” is a percentage of base salary that varies based on position. The chief executive officer’s target is 100 percent; the target for the president of each of Con Edison of New York and Orange and Rockland is 80 percent; and the target for the chief financial officer and the general counsel is 50 percent.

“Weighting Earned” is the sum of the weightings earned for the financial and operating objectives. For each officer, target weightings totaling 100 percent are assigned to each of the officer’s objectives. Weightings earned reflect achievement of the objectives and may vary from zero to 120 percent.

(iv) Financial Objectives

The financial objectives under the annual incentive plan were selected as those most indicative of the Company’s success during the year. For 2008, the financial objectives had “adjusted net income” and “other financial performance” components. The targets for “adjusted net income” and “other financial performance” were approved by the Committee in January 2008. These targets were modified by the Committee in April 2008 to reflect the March 2008 decision of the Public Service Commission in Con Edison of New York’s electric rate case and are set forth below.

The “adjusted net income” component, reflecting the financial results of the Company’s business for which its officers are responsible and accounting for 50 percent of each Named Executive Officer’s potential annual incentive award, was the adjusted Company net income, for the chief executive officer, the chief financial officer and the general counsel, and adjusted regulated net income (the total for Con Edison of New York and Orange and Rockland), for the president of each of Con Edison of New York and Orange and Rockland. “Adjusted net income” excludes the net mark-to-market effects of the Company’s competitive energy businesses and any extraordinary non-recurring items identified by the Company after the performance target had been determined. The following non-recurring items are excluded from adjusted Company net income with respect to the 2008 annual incentive awards: the settlement reached in the Northeast Utilities litigation, and the impact from the gain on the sale of generation projects by the competitive energy business.

2008 target adjusted net income and actual adjusted net income were:

	Target	Actual
	(in millions)
Adjusted Company net income	$860.9	$819.8
Adjusted Regulated net income	$837.7	$826.8

If actual adjusted net income is less than or equal to 90 percent of the target adjusted net income, no annual incentive awards are made.

The “other financial performance” component, reflecting the responsibilities of the Named Executive Officer and accounting for 20 percent of each Named Executive Officer’s potential annual incentive award, as shown on the “Achievement of 2008 Financial and Operating Objectives” table on page 22, was comprised of one or more of the Con Edison of New York and Orange and Rockland operating budgets or objectives for the competitive energy businesses relating to operations and maintenance expense, capital expenditures, dividend payout and value at risk exposure.

2008 target operating budgets and actual expenditures were:

	Target	Actual
	(in millions)
Con Edison of New York	$1,297.5	$1,260.4
Orange and Rockland	$184.3	$183.3

(v) Operating Objectives

The operating objectives, reflecting the responsibilities of the Named Executive Officer and accounting for 30 percent of each Named Executive Officer’s potential annual incentive award, were designed to encourage sustained or improved performance regarding specific matters that are important to day-to-day operations of the Company’s businesses. There were numerous objectives for:

•	Employee safety;

•	Electric, gas and steam system performance;

•	Customer service;

•	Environmental performance; and

•	Employee development.

For the competitive energy businesses, there were also objectives for gross margins, retail sales and collections, financial and regulatory controls and ethical behavior.

The operating objectives chosen represent a number of key safety and performance indicators that guide the Company to serve its customers in a safe, effective, and efficient manner. These measures are recognized across the Company’s compensation peer group and industry.

(vi) Achievement of 2008 Financial and Operating Objectives

The following table shows, for each Named Executive Officer, the target weightings assigned to the financial and operating objectives and the weightings earned based on achievement of those objectives. The weightings of the subsidiaries for the chief executive officer, the chief financial officer and the general counsel were based on each subsidiary’s relative contribution to the Company’s net income.

Objectives	Chairman of the Board, President and Chief Executive Officer		Senior Vice President and Chief Financial Officer		President and Chief Operating Officer, Con Edison of New York		President and Chief Executive Officer, Orange and Rockland		General Counsel
	Target	Earned	Target	Earned	Target	Earned	Target	Earned	Target	Earned
Net Income
Adjusted Company Net Income	50%	37.5%	50%	37.5%	—	—	—	—	50%	37.5%
Adjusted Regulated Net Income	—	—	—	—	50%	50%	50%	50%	—	—

Other Financial
Con Edison of New York	18%	21.6%	18%	21.6%	20%	24%	—	—	18%	21.6%
Orange and Rockland	1%	1.0%	1%	1.0%	—	—	20%	20%	1%	1.0%
Competitive Energy Businesses	1%	1.0%	1%	1.0%	—	—	—	—	1%	1.0%

Operating
Con Edison of New York	28%	33.6%	28%	33.6%	30%	36%	—	—	28%	33.6%
Orange and Rockland	1%	1.1%	1%	1.1%	—	—	30%	33%	1%	1.1%
Competitive Energy Businesses	1%	0.9%	1%	0.9%	—	—	—	—	1%	0.9%

Total	100%	96.7%	100%	96.7%	100%	110.0%	100%	103.0%	100%	96.7%

(vii) 2008 Annual Incentive Awards

In January 2009, the Committee evaluated and determined whether the applicable financial and operating objectives were satisfied. In assessing performance against the objectives, the Committee considered actual results achieved against the specific targets associated with each objective and determined that the 2008 annual incentive awards appropriately reflected actual performance achieved.

The following table shows the calculation of the 2008 annual incentive awards for each Named Executive Officer:

Principal Position	Base Salary	X	Target Percentage	X	Weighting Earned	=	2008 Award
Chief Executive Officer	$1,102,500		100%		96.7%		$1,066,100

Chief Financial Officer	$583,200		50%		96.7%		$282,000

President and Chief Operating Officer, Con Edison of New York	$640,200		80%		110.0%		$563,400

President and Chief Executive Officer, Orange and Rockland	$722,500		80%		103.0%		$595,300

General Counsel	$393,500		50%		96.7%		$190,300

D. Long-Term Incentive Compensation

(i) Awards

Officers are eligible to receive equity-based awards under the Company’s long-term incentive plan. The Committee determines the target long-term incentive award value for each Named Executive Officer based on various factors, including:

•	Recommendations from the chief executive officer for the other Named Executive Officers;

•	A general assessment of each Named Executive Officer’s performance of his or her responsibilities; and

•	Level of long-term incentive compensation compared to executives holding equivalent positions in the Company’s compensation peer group.

(ii) Performance Restricted Stock Unit Awards

It is the Committee’s practice at its January meeting each year to make annual awards of stock units under the long-term incentive plan to the Company’s officers and to authorize the chief executive officer to make annual awards under the plan to the Company’s employees (other than officers) effective each April. The number of stock units awarded in January 2008 to the Named Executive Officers is shown in the Grants of Plan-Based Awards table on page 29.

The stock units provide for the right to receive one share of Company common stock (or a cash payment equal to the fair market value of one share of Company common stock) for each stock unit granted, subject to the satisfaction of certain pre-established long-term performance objectives. Officers may elect to defer the receipt of the cash value of the award into the Company’s supplemental savings plan or to defer the receipt of the shares. Dividends are not paid on the stock units until the award vests.

(iii) Calculation of 2008 Performance Restricted Stock Units

Actual payouts of the stock units, if any, are calculated by a non-discretionary formula as follows:

Award X 50% X Incentive Plan Percentage

plus

Award X 50% X Shareholder Return Percentage

“Award” is the annual award of performance restricted stock units under the long-term incentive plan. The target award of stock units is a percentage of base salary that varies based on position. The chief executive officer’s target award is 350 percent; the target award for presidents of the Company’s subsidiaries and for the chief financial officer is 200 percent; and the target award for the general counsel is 100 percent.

“Incentive Plan Percentage” is the average payout under the Company’s annual incentive plans over the performance period beginning on January 1, 2008 and ending on December 31, 2010 (for awards granted in 2008). See “Annual Incentive Compensation” starting on page 19.

“Shareholder Return Percentage” is the weighting earned based on the cumulative change in Company total shareholder returns over the performance period compared with the Company’s compensation peer group as constituted on the date of grant. In the event that the companies that make up the peer group change during the performance period, the Committee will use the compensation peer group as constituted on the date of grant. If a company ceases to be publicly traded before the end of the performance period, that company’s total shareholder returns will not be used to calculate awards. The levels of awards of stock units that will be earned are as follows:

Ratio of Company’s Shareholder Returns vs. Compensation Peer Group	Weighting Earned
75th or greater	150%
70th	140%
65th	130%
60th	120%
55th	110%
50th	100%
45th	85%
40th	70%
35th	55%
30th	40%
25th	25%
Below 25th	0%

Actual payout of the stock unit awards to the officers may vary from zero up to a maximum of 135 percent of such award, based on actual performance over the performance period. The maximum payout of the stock unit awards represents the weighted average of (i) the maximum payout of the stock unit awards that vest based on payouts from the annual incentive plan (120 percent), plus (ii) the maximum payout of the stock unit awards that vest based on the cumulative change in total shareholder returns (150 percent).

The Committee believes that total shareholder return is the performance measure that most closely helps the Company to achieve its overall compensation philosophy by aligning executive rewards with the creation of shareholder value, as articulated in the Company’s compensation philosophy. Total shareholder return is balanced with the annual operating and financial objectives of the annual incentive plan to further align executives’ rewards with other key Company performance objectives which total shareholder return does not fully capture.

The Committee may adopt different performance measures for the stock unit grants, from time to time, as it deems appropriate at the time of grant.

(iv) Payout of 2006 Awards

Each January, following the end of the relevant performance period for each outstanding stock unit award, the Company’s achievement of the performance measures is reviewed by the Committee. For the awards granted for the 2006-2008 performance period, the Company’s total shareholder return was compared with the Standard and Poor’s Electric Utility index as constituted on January 1, 2006. The Committee evaluates and approves the Company’s performance relative to the performance measures and pays out the stock units in either cash and/or shares of Company common stock (as elected by the officer) based on the attainment of such performance measures.

The following table shows, for each Named Executive Officer, the calculation of the payout with respect to the stock units for the 2006 – 2008 performance period:

Principal Position	Award × 50%	×	Incentive Plan Percentage	+	Award × 50%	×	Shareholder Return Percentage	=	2006-2008 Payout Total
Chief Executive Officer	17,500		92.6%		17,500		25%		20,580

Chief Financial Officer	1,500		92.6%		1,500		25%		1,764

President and Chief Operating Officer, Con Edison of New York	3,150		95.5%		3,150		25%		3,796

President and Chief Executive Officer, Orange and Rockland	3,600		98.7%		3,600		25%		4,453

General Counsel	1,000		92.6%		1,000		25%		1,176

IV.	Retirement and Other Benefits

A. Retirement and Welfare Benefits

The Company provides employees with a range of retirement and welfare benefits that reflects the competitive practices of the industry. These benefits assist the Company in attracting, retaining and motivating employees critical to its long term success. Officers are eligible for benefits under the following Company plans:

•	Tax-qualified retirement plan and its related non-qualified supplemental plan;

•	Tax-qualified savings plan and its related non-qualified supplemental plan;

•	Stock purchase plan; and

•	Health and welfare plans.

(i) Retirement Plans

A tax-qualified retirement plan covers substantially all the Company’s employees. All employees whose benefits under the plan are limited by the Internal Revenue Code are eligible to participate in a supplemental retirement income plan. The plans are described in the narrative to the Pension Benefits table on page 32.

The estimated retirement benefits payable to the Named Executive Officers (determined on a present value basis) are set forth in the Pension Benefits table.

(ii) Savings Plans

A tax-qualified savings plan covers substantially all of the Company’s employees. All employees whose benefits under the plan are limited by the Internal Revenue Code, are eligible to participate in a supplemental plan. Officers may also defer a portion of their salary into the supplemental savings plan. The plans are described in the narrative to the Nonqualified Deferred Compensation table on page 34.

Company matching contributions allocated to the Named Executive Officers under the savings plan and supplemental savings plan are included in the “All Other Compensation” column of the Summary Compensation table on page 28.

(iii) Stock Purchase Plan

The stock purchase plan covers substantially all of the Company’s employees and provides the opportunity to purchase shares of Company common stock. The plan is described in Note M to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(iv) Health and Welfare Plans

Active employee benefits, such as medical, dental, life insurance and disability coverage, are available to all employees through the Company’s health and welfare benefits plans. Employees contribute towards the cost of the plans by paying a portion of the premium costs on a pre-tax basis. Under the plans, employees can purchase a higher level of coverage than that provided to employees generally. The Company also provides all employees with paid time-off benefits, such as vacation and sick leave.

Officers are eligible to participate in a supplemental medical plan. The plan supplements medical and hospital benefits provided to officers under the Company’s medical program. Officers contribute towards a portion of the cost of the supplemental plan on an after-tax basis. The supplemental plan provides officers with the option to continue their participation following retirement. The amount that the Company contributes for each Named Executive Officer is included in the “All Other Compensation” column of the Summary Compensation Table on page 28.

B. Perquisites and Personal Benefits

Pursuant to the compensation program, the Company provides certain officers, including the Named Executive Officers, with limited, specific perquisites that are competitive with industry practices. The Committee reviews the level of perquisites and personal benefits annually. The Company provides the following perquisites, which are set forth in the “All Other Compensation” column of the Summary Compensation table on page 28:

•	Supplemental health insurance and life insurance;

•	Reimbursement for reasonable costs of financial and tax planning, and, for the chief executive officer, legal fees relating to the review of his employment agreement; and

•	A company vehicle and, in the case of the chief executive officer and the president of Con Edison of New York, a company vehicle and driver.

C. Severance and Change of Control Benefits

The Company provides for the payment of severance benefits upon certain types of employment terminations. Providing severance and change of control benefits assists the Company in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus, enhancing long-term shareholder value. The compensation under the various circumstances that trigger payments or provision of benefits upon termination or a change in control was chosen to be broadly consistent with prevailing competitive practices.

Officers of the Company (other than the chief executive officer) are provided benefits under the officers’ severance program. The severance benefits payable to the chief executive officer are set forth in his employment agreement, which is described in the narrative to the Potential Payments Upon Termination of Employment or Change in Control table beginning on page 38. The severance benefits payable to the Named Executive Officers are set forth in the severance program which is described in footnote 2 to the Potential Payments Upon Termination of Employment or Change in Control table on page 42. The estimated severance benefits that each Named Executive Officer would be entitled to receive are set forth in the applicable Potential Payments Upon Termination of Employment or Change in Control table beginning on page 38.

As set forth in greater detail in the narrative to the Potential Payments Upon Termination of Employment or Change in Control table, the Company’s change of control provisions provide that payments may be made only in the event that the Named Executive Officer’s employment is terminated in connection with a change of control. Upon a change in control, the vesting of long-term incentive plan grants will accelerate, whether or not the officer’s employment with the Company continues. This practice eliminates the officer’s incentive to terminate employment in the event of a change in control. The Committee believes that such vesting is broadly consistent with prevailing competitive practices.

V.	Stock Ownership Guidelines

The Company has established the following stock ownership guidelines for the Company’s officers:

Chief Executive Officer	3 X base salary
Chief Financial Officer	2 X base salary
President of Con Edison of New York	2 X base salary
Executive Vice President of Con Edison of New York	2 X base salary
President and Chief Executive Officer of Orange & Rockland	2 X base salary
Presidents of Consolidated Edison Development, Inc., Consolidated Edison Energy, Inc. and Consolidated Solutions, Inc.	1 X base salary
Senior Vice Presidents of Con Edison of New York	1 X base salary

The officers covered by the guidelines are expected to retain for at least one year a minimum of 25 percent of the net shares acquired upon exercise of stock options and 25 percent of the net shares acquired pursuant to vested restricted stock and restricted stock unit grants until their holdings of common stock equal or exceed their applicable ownership guidelines.

For these purposes, officers subject to the guidelines have five years after their appointment to covered titles to meet the guidelines. In January 2009, it was determined that as of December 31, 2008, all Named Executive Officers have either met their ownership milestones or are making reasonable progress towards their milestones.

For purposes of the guidelines:

•	“Stock ownership” includes the officers’ vested restricted stock or restricted stock units.

•	The one-year period is measured from the date the stock options are exercised or the restricted stock or restricted stock units vest, as applicable.

•	“Net shares” means the shares remaining after sale of shares necessary to pay the related tax liability and, if applicable, exercise price.

VI.	Tax Implications

A. Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of the Named Executive Officers, other than the chief financial officer, employed by the Company on the last day of the fiscal year. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. While the Committee considers the tax impact of Section 162(m), the Committee has determined that it is appropriate to maintain flexibility in compensating Named Executive Officers in a manner intended to promote varying corporate goals, recognizing that certain amounts paid to Named Executive Officers in excess of $1,000,000 may not be deductible under Section 162(m). For 2008, $1,177,000 of the compensation paid to the chief executive officer, $111,000 of the compensation paid to the president of Con Edison of New York, and $426,000 of the compensation paid to the president of Orange and Rockland, was not deductible for federal income tax purposes.

B. Nonqualified Deferred Compensation

Section 409A of the Internal Revenue Code sets forth the tax rules for the Company’s nonqualified deferred compensation arrangements. The Company believes it is in compliance with Section 409A and the regulations promulgated thereunder.

Summary Compensation Table

The following table sets forth the compensation of the Named Executive Officers, the Company’s Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers who were serving as executive officers as of December 31, 2008. The positions shown in the table are the officers’ positions with the Company or with the Company’s principal subsidiaries, Con Edison of New York or Orange and Rockland as of December 31, 2008.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)		Stock Awards(1) ($)		Option Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)		Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3) ($)		All Other Compensation(4) ($)		Total(5) ($)
Kevin Burke Chairman of the Board, President and Chief Executive Officer	2008 2007 2006	$ $ $	1,102,500 1,050,000 1,000,000	$ $ $	2,311,831 1,551,575 676,531	$	— — 1,142,400	$ $ $	1,066,100 1,107,750 755,000	$ $ $	2,734,830 1,750,251 1,086,605	$ $ $	103,256 59,711 60,024	$ $ $	7,318,517 5,519,287 4,720,560

Robert Hoglund Senior Vice President and Chief Financial Officer	2008 2007 2006	$ $ $	583,200 561,200 535,000	$ $ $	592,228 388,244 456,211	$ $ $	34,000 71,167 71,167	$ $ $	282,000 296,000 229,100	$ $ $	71,429 72,954 67,300	$ $ $	43,078 33,730 35,389	$ $ $	1,605,935 1,423,295 1,394,167

Louis L. Rana President and Chief Operating Officer, Con Edison of New York	2008 2007 2006	$ $ $	640,200 620,200 594,000	$ $ $	532,905 262,724 120,549	$	— — 204,000	$ $ $	563,400 501,000 386,800	$ $ $	1,743,101 1,313,500 944,308	$ $ $	106,960 84,016 80,100	$ $ $	3,586,566 2,781,440 2,329,757

John D. McMahon President and Chief Executive Officer, Orange and Rockland	2008 2007 2006	$ $ $	722,500 695,000 665,000	$ $ $	672,071 315,561 196,600	$	— — 232,560	$ $ $	595,300 523,000 500,000	$ $ $	1,149,172 900,329 487,792	$ $ $	69,001 48,087 48,045	$ $ $	3,208,044 2,481,977 2,129,997

Charles E. McTiernan, Jr. General Counsel(6)	2008		$393,500		$201,941		—		$190,300		$674,813		$48,901		$1,509,455

Footnotes:

(1)	Amounts shown are accounting expenses determined by applying the assumptions used for the Company’s financial statements, in accordance with Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“FAS 123R”). See Note M to the financial statements in the Form 10-K. Actual value to be realized, if any, on stock awards and option awards by the Named Executive Officers will depend on the performance of the Company’s common stock and his continued service. The terms applicable to the stock awards granted for fiscal year 2008 are set forth on the Grants of Plan-Based Awards table. See page 29 of the Proxy Statement.
(2)	The amounts paid were awarded under the annual incentive plan. Represents amounts earned for 2008 and paid in January 2009.
(3)	Amounts do not represent actual compensation paid to the Named Executive Officers. Instead the amounts represent the aggregate change in the actuarial present value of the accumulated pension benefit based on the difference between the amounts required to be disclosed under the Pension Benefits table for the year indicated and the amounts reported or that would have been reported under the Pension Benefits table for the previous year. For information about the assumptions used, see the Pension Benefits table on page 33 of the Proxy Statement. There are no above-market or preferential earnings with respect to the non-qualified deferred compensation arrangements.
(4)	Value of the items shown below are based on the aggregate incremental cost, which except for the Company provided vehicle and the supplemental health insurance is the actual cost to the Company.

Mr. Burke received the following amounts for 2008: $2,168, representing personal use of company provided vehicle; $7,470, in driver costs; $10,150 in legal fees; $46,709, in life insurance; $3,684, in supplemental health insurance; and company matching contributions to the Savings Plan of $6,900, and supplemental savings plan of $26,175.

Mr. Hoglund received the following amounts for 2008: $1,939, representing personal use of company provided vehicle; $9,250, in financial planning; $9,449, in life insurance; $5,148, in supplemental health insurance; and company matching contributions to the Savings Plan of $6,696, and supplemental savings plan of $10,596.

Mr. Rana received the following amounts for 2008: $9,681, representing personal use of company provided vehicle; $38,067 in driver costs; $9,250, in financial planning; $27,072, in life insurance; $3,684, in supplemental health insurance; and company matching contributions to the Savings Plan of $6,900, and supplemental savings plan of $12,306.

Mr. McMahon received the following amounts for 2008: $5,213, representing personal use of company provided vehicle; $9,250, in financial planning; $27,784, in life insurance; $5,148, in supplemental health insurance; and company matching contributions to the Savings Plan of $6,900, and supplemental savings plan of $14,706.

Mr. McTiernan received the following amounts for 2008: $2,703, representing personal use of company provided vehicle; $9,250, in financial planning; $21,459, in life insurance; $3,684, in supplemental health insurance; and company matching contributions to the Savings Plan of $6,900, and supplemental savings plan of $4,905.

(5)	Represents, for each Named Executive Officer, the total of amounts shown for the Named Executive Officer in all other columns of the table.
(6)	Mr. McTiernan retired effective January 31, 2009.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the grant of equity plan awards and non-equity incentive plan awards awarded to the Named Executive Officers for the fiscal year ended December 31, 2008.

GRANTS OF PLAN-BASED AWARDS

Name & Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin Burke Chairman of the Board, President and Chief Executive Officer	1/16/2008	$137,800	$1,102,500	$1,323,000	19,600	78,200	117,300	$3,233,961

Robert Hoglund Senior Vice President and Chief Financial Officer	1/16/2008	$36,500	$291,600	$349,900	6,000	24,000	36,000	$992,520

Louis L. Rana President and Chief Operating Officer	1/16/2008	$64,000	$512,200	$614,600	6,000	23,900	35,900	$988,385

John D. McMahon President and Chief Executive Officer, Orange & Rockland	1/16/2008	$72,300	$578,000	$693,600	7,500	30,000	45,000	$1,240,650

Charles E. McTiernan, Jr. General Counsel	1/16/2008	$24,600	$196,800	$236,200	2,500	10,000	15,000	$413,550

Footnotes:

(1)	Represents annual cash incentive award opportunity awarded under the Company’s annual incentive plan. See “Annual Incentive Compensation” starting on page 19.
(2)	Represents awards of performance restricted stock units for the 2008-2010 performance period granted under the Company’s long-term incentive plan. See “Long-Term Incentive Compensation” starting on page 23.
(3)	This column reflects the grant date fair value of the performance restricted stock unit awards for the 2008 – 2010 performance period in accordance with FAS 123R.

Outstanding Equity Awards Table

The following table sets forth certain information with respect to all unexercised options and stock awards previously awarded to the Named Executive Officers as of the fiscal year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS(1)				STOCK AWARDS(2)
Name & Principal Position	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of Stock held that have not vested(3) (#)		Market Value of shares or units of Stock held that have not vested ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights held that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of unearned shares, units or other rights that have not vested ($)
Kevin Burke Chairman of the Board, President and Chief Executive Officer	18,000	—	$47.9375	2/22/2009	3,009	(4)	$117,140	72,800	(5)	$2,834,104
	60,000	—	$42.5100	4/18/2012	2,634	(6)	$102,542	78,200	(7)	$3,044,326
	60,000	—	$40.8100	1/23/2013
	59,000	—	$43.6300	2/12/2014
	—	280,000(8)	$46.8800	1/19/2016

Robert Hoglund Senior Vice President and Chief Financial Officer	25,000	—	$43.7200	1/20/2015	1,505	(6)	$58,590	15,000	(9)	$583,950
	—	25,000(8)	$46.8800	1/19/2016				8,500	(5)	$330,905
								24,000	(7)	$934,320

Louis L. Rana President and Chief Operating Officer, Con Edison of New York	16,000	—	$43.7200	1/20/2015	1,254	(4)	$48,818	12,000	(5)	$467,160
	—	50,000(8)	$46.8800	1/19/2016	1,082	(6)	$42,122	23,900	(7)	$930,427

John D. McMahon President and Chief Executive Officer, Orange & Rockland	20,000	—	$47.9375	2/22/2009	—		—	14,000	(5)	$545,020
	50,000	—	$42.5100	4/18/2012				30,000	(7)	$1,167,900
	50,000	—	$40.8100	1/23/2013
	35,000	—	$43.6300	2/12/2014
	40,000	—	$43.7200	1/20/2015
	—	57,000(8)	$46.8800	1/19/2016

Charles E. McTiernan, Jr. General Counsel	2,000	—	$47.9375	2/22/2009	1,254	(4)	$48,818	4,500	(5)	$175,185
	2,000	—	$42.5100	4/18/2012	1,176	(6)	$45,782	10,000	(7)	$389,300
	10,000	—	$40.8100	1/23/2013
	16,000	—	$43.0600	1/15/2014
	16,000	—	$43.7200	1/20/2015
	—	16,000(8)	$46.8800	1/19/2016

Footnotes:

(1)	Represents grants made from 1999–2006. Unless otherwise noted, outstanding options are fully vested as of December 31, 2008.
(2)	Value of unvested shares or restricted stock units using the closing price of $38.93 for a share of Company common stock on December 31, 2008.
(3)	Represents mandatory deferrals of a portion of each Named Executive Officer’s annual incentive award under the annual incentive plan for 2003 and 2004 into phantom units of the Company’s common Stock. The deferrals fully vest on the fifth anniversary of the date that the Company paid out an annual incentive award in respect of such deferrals. Dividend equivalents are paid on each phantom unit and are reinvested in additional phantom units. Each phantom unit represents approximately one share of Company common stock and is settled in cash.
(4)	The annual incentive plan deferrals will fully vest on January 1, 2009.

(5)	Payment amount of the performance restricted stock units is determined as of December 31, 2009 based on satisfaction of threshold performance measures for 2007-2009 performance cycle.
(6)	The annual incentive plan deferrals will fully vest on January 1, 2010.
(7)	Payment amount of the performance restricted stock units is determined as of December 31, 2010 based on satisfaction of threshold performance measures for 2008-2010 performance cycle.
(8)	The options fully vested on January 20, 2009.
(9)	Time-vested restricted stock will fully vest on April 1, 2009.

Option Exercises and Stock Vested Table

The following table sets forth certain information with respect to all options exercised and stock awards vesting in 2008 for the Named Executive Officers.

Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS
Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(2) ($)
Kevin Burke	20,000	$214,654	20,580	(3)	$847,484
Chairman of the Board, President and Chief Executive Officer	50,000	$274,135	2,899	(4)	$140,459

Robert Hoglund	—	—
Senior Vice President and Chief Financial Officer			1,764	(3)	$72,642

Louis L. Rana	—	—	3,796	(3)	$156,319
President and Chief Operating Officer, Con Edison of New York			850	(4)	$41,168

John D. McMahon	—	—	4,453	(3)	$183,375
President and Chief Executive Officer, Orange & Rockland			2,499	(4)	$121,084

Charles E. McTiernan, Jr. General Counsel	—	—	1,176	(3)	$48,428

Footnotes:

(1)	The value realized on exercise was determined by calculating the difference between the average of the actual sales price of the Company common stock underlying the options exercised and the exercise price of those stock options.
(2)	The value realized on vesting was determined by multiplying the number of shares acquired on vesting by the average of the high and low price of the Company’s common stock on the date before vesting.
(3)	Represents vesting of 2006 performance restricted stock unit award on January 21, 2009.
(4)	Represents vesting of 2002 annual incentive plan deferrals on January 1, 2008.

PENSION BENEFITS

Retirement Plan Benefits

The retirement plan, a tax qualified retirement plan, covers substantially all of the Company’s employees. The supplemental retirement income plan provides certain highly compensated employees (including the Named Executive Officers) whose benefits are limited by the Internal Revenue Code with that portion of their retirement benefit that represents the difference between (i) the amount they would have received under the retirement plan absent IRS limitations on the amount of final average salary that may be considered in calculating pension benefits and the amount of pension benefits paid and (ii) the amount actually paid from the retirement plan. All amounts under the supplemental retirement income plan are paid out of the Company’s general assets.

The retirement plan and the supplemental retirement income plan (the “Plans”) provide pension benefits based on: (i) the participant’s highest average salary for 48 consecutive months within the 120 consecutive months prior to retirement (“final average salary”); (ii) the portion of final average salary in excess of the Social Security taxable wage base in the year of retirement; and (iii) the participant’s length of service. For purposes of the Plans, a participant’s salary for a year is deemed to include any award under the Company’s annual incentive plans for that year; provided that the portions of awards for plan years prior to 2005 that were required to be deferred under the annual incentive plan for a five-year period will not be included in the pension calculation if such portions are forfeited in accordance with the annual incentive plan. Participants in the Plans whose age and years of service equal 75 are entitled to an annual pension benefit for life, payable in monthly installments. Participants may earn increased pension benefits by working additional years. Benefits payable to a participant who retires between ages 55 and 59 with less than 30 years of service are subject to a reduction of 1.5 percent for each full year of retirement before age 60. Early retirement reduction factors are not applied to pensions of employees electing retirement at age 55 or older with at least 30 years of service. Effective January 1, 2009, management employees covered under the final average salary formula who are at least age 55 and have 30 or more years of service or will turn age 55 with 30 or more years of service during the period from January 1, 2009 through June 30, 2012 qualify for an additional pension accrual for a limited period of time. The additional pension accrual will be credited from the time an employee becomes eligible through June 30, 2012 at a rate equal to one-twelfth of 0.5 percent of the final average salary for each month of service. The additional pension accrual period ends on June 30, 2012. Employees eligible to receive a benefit under the cash balance formula do not qualify for the additional pension accrual. Each of the Named Executive Officers, other than Mr. Hoglund, is eligible to receive an unreduced early retirement benefit. The Plans provide an annual adjustment, not applicable to participants hired on or after January 1, 2001, equal to the lesser of 3 percent or 3/4 of the annual increase in the Consumer Price Index to offset partially the effects of inflation.

Mr. Hoglund’s pension benefits are calculated under the Plans’ “cash balance” formula which applies to all management employees hired on or after January 1, 2001. Under the cash balance formula, participants’ benefits accrue at the end of each calendar quarter. The crediting percent, which can range from 4 percent to 7 percent, depending on the participant’s age and years of service, is applied to the participant’s base salary and annual incentive award (“Earnings”) during the quarter. In addition, a participant whose Earnings exceed the Social Security Wage Base ($102,000 for 2008) will receive a 4 percent credit on the amount of his or her Earnings that exceed the Social Security Wage Base. The following table shows how this works:

Age and Service Points	Rate on Earnings	Plus	Rate on Earnings Above SS Wage Base
Under 35	4.00%		4.00%
35–49	5.00%		4.00%
50–64	6.00%		4.00%
Over 64	7.00%		4.00%

The cash balance account of participants, including Mr. Hoglund, is credited with interest quarterly at a rate equal to one-quarter of the annual interest rate payable on the 30-year U.S. Treasury bond, subject to a minimum annual rate of 3 percent and a maximum annual rate of 9 percent. Mr. Hoglund currently has five years of credited service under the Plans. The Company has agreed to provide Mr. Hoglund credit for an additional ten years of service in the cash balance formula. Five of the additional ten years of service will be credited after he completes ten years of continuous employment and the remaining five years will be credited after he completes fifteen actual years of continuous service. The portion of Mr. Hoglund’s retirement benefit that is attributable to the additional years of service provided by the Company will be paid under the supplemental retirement income plan. Benefit distributions are made in the form of a lump sum payment, but participants may elect instead to receive an immediate or deferred lifetime annuity.

Pension Benefits Table

The following table shows certain pension benefits information for each Named Executive Officer as of December 31, 2008.

Pension Benefits

Name & Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)		Payments during Last Fiscal Year ($)
Kevin Burke Chairman of the Board, President and Chief Executive Officer	Retirement Plan Supplemental Retirement Income Plan	36 36	$ $	1,190,615 8,669,587	$ $	0 0

Robert Hoglund(2) Senior Vice President and Chief Financial Officer	Retirement Plan Supplemental Retirement Income Plan	5 5	$ $	74,206 208,411	$ $	0 0

Louis L. Rana President and Chief Operating Officer	Retirement Plan Supplemental Retirement Income Plan	40 40	$ $	1,378,670 4,836,501	$ $	0 0

John D. McMahon President and Chief Executive Officer, Orange & Rockland	Retirement Plan Supplemental Retirement Income Plan	32 32	$ $	1,094,282 4,726,302	$ $	0 0

Charles E. McTiernan, Jr. General Counsel	Retirement Plan Supplemental Retirement Income Plan	27 27	$ $	1,629,666 1,900,806	$ $	0 0

Footnotes:

(1)	Amounts were calculated as of December 31, 2008, using the assumptions that were used for the Company’s financial statements. See Note E to the financial statements in the Form 10-K for material assumptions.
(2)	Represents “cash balance” formula values. The “cash balance” formula under which Mr. Hoglund’s pension benefits are valued also provides him credit for an additional five years of service if he completes ten years of continuous employment with the Company and an additional five years of service (for a total of ten years of additional service) if he completes fifteen years of continuous employment with the Company. As of December 31, 2008, he had not yet completed ten years of continuous employment with the Company.

NONQUALIFIED DEFERRED COMPENSATION

Company Savings Plan

The Savings Plan, a tax-qualified retirement plan, covers substantially all of the Company’s employees. Participating employees may contribute up to 50 percent of their compensation on a before-tax basis and/or an after-tax basis, into their Savings Plan accounts. In addition, the Company matches an amount equal to 50 percent for each dollar contributed by participating employees on the first 6 percent of their regular earnings.

Pursuant to IRS rules, effective for 2008, the Savings Plan limits the “additions” that can be made to a participating employee’s account to $46,000 per year. “Additions” include Company matching contributions, before-tax contributions made by a participating employee under Section 401(k) of the Internal Revenue Code, and employee after-tax contributions.

Of those additions, the current maximum before-tax contribution is $15,500 per year (or $20,500 per year for certain participants age 50 and over). In addition, no more than $230,000 of annual compensation may be taken into account in computing benefits under the Savings Plan.

Supplemental Savings Plan

Certain highly compensated employees, including the Named Executive Officers, are eligible to participate in the supplemental savings plan, a non-qualified deferred compensation plan. Together with the savings plan, the supplemental savings plan permits participating officers to defer on a before-tax basis: (i) up to 50 percent of their base salary under the supplemental savings plan, (ii) all or a portion of their annual incentive award and (iii) the cash value of any restricted stock unit awards (including any dividend equivalents). In addition, under the supplemental savings plan the Company will credit participating employees with a Company matching contribution on that portion of their contributions that cannot be matched under the savings plan because of IRS limitations. Earnings on amounts contributed under the supplemental savings plan reflect investment in accordance with participating employees’ investment elections. There were no above-market or preferential earnings with respect to the supplemental savings plan. Individuals participating in the plan may elect to have their account balances credited with a return that is benchmarked to numerous investment funds institutionally managed by the Nationwide Insurance Company. Participants may change their investment allocation once per calendar quarter. All amounts distributed from the supplemental savings plan are paid out of the Company’s general assets.

Amounts deferred, if any, under the savings plan and the supplemental savings plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 28 of the proxy statement. Company matching contributions allocated to the Named Executive Officers under the savings plan and the supplemental savings plan are shown in the “All Other Compensation” column of the Summary Compensation Table on page 28 of the Proxy Statement. Amounts realized upon vesting of stock awards that were deferred into the supplemental savings plan, if any, are shown on the Value Realized on Vesting column of the Option Exercises and Stock Vested table on page 31.

Nonqualified Deferred Compensation Table

The following table sets forth certain information with respect to nonqualified deferred compensation for each Named Executive Officer as of December 31, 2008.

Nonqualified Deferred Compensation

Name & Principal Position	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Kevin Burke Chairman of the Board, President and Chief Executive Officer	$230,286	$26,175	$(1,126,921)	$0	$2,271,214

Robert Hoglund Senior Vice President and Chief Financial Officer	$21,192	$10,596	$(55,969)	$0	$89,134

Louis L. Rana President and Chief Operating Officer, Con Edison of New York	$68,967	$12,306	$(78,779)	$0	$495,196

John D. McMahon President and Chief Executive Officer, Orange & Rockland	$150,497	$14,706	$(417,365)	$0	$1,348,524

Charles E. McTiernan Jr. General Counsel	$199,770	$4,905	$(372,187)	$0	$531,428

Footnotes:

(1)	Amounts set forth under “Executive Contributions in Last FY” are reported in either (i) the “Salary” column of the Summary Compensation Table; (ii) the “Value Realized on Vesting” column of the “Stock Awards” section of the Options Exercised and Stock Vested table or (iii) the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table of the Company’s proxy statements for its 2008 and 2009 annual meetings of stockholders, as applicable.
(2)	The amounts set forth under the “Registrant Contributions in Last FY” are reported in the “All Other Compensation” column of the Summary Compensation Table.
(3)	Represents earnings on accounts for fiscal year 2008. No amounts set forth under “Aggregate Earnings in Last FY” have been reported in the Summary Compensation Table, as there was no above market or preferential earnings credited to any Named Executive Officer’s account.
(4)	Aggregate account balances as of December 31, 2008.

Mr. Burke’s aggregate balance is comprised of: executive contributions of $2,441,104; company matching contributions of $132,913; and losses of $302,803.

Mr. Hoglund’s aggregate balance is comprised of: executive contributions of $82,664; company matching contributions of $41,333; and losses of $34,863.

Mr. Rana’s aggregate balance is comprised of: executive contributions of $443,995; company matching contributions of $45,502; and earnings of $5,699.

Mr. McMahon’s aggregate balance is comprised of: executive contributions of $1,142,334; company matching contributions of $96,507; and earnings of $109,683.

Mr. McTiernan’s aggregate balance is comprised of: executive contributions of $715,683; company matching contributions of $29,535; and losses of $213,790.

DIRECTOR COMPENSATION

Those members of the Board who are not employees of the Company or its subsidiaries are paid an annual retainer of $50,000, a fee of $1,500 for each meeting of the Board or of the Boards of its subsidiaries attended. The Lead Director receives an additional annual retainer of $20,000.

The Chairs of the Environment, Health and Safety, Finance, Operations Oversight and Planning Committees each receive an additional annual retainer of $5,000. The Chairs of the Corporate Governance and Nominating and Management Development and Compensation Committees each receive an additional annual retainer of $10,000. The Audit Committee Chair receives an additional annual retainer of $20,000, and each Audit Committee member receives an additional annual retainer of $10,000 and a fee of $2,000 for each meeting of the Audit Committee attended. Members of the other Committees of the Board or of the Boards of its subsidiaries receive a fee of $1,500 for each meeting of a Committee attended. The Acting Chair of any Board Committee, at meetings where the regular Chair is absent, is paid an additional meeting fee of $200 for any Committee meeting at which he or she presides.

The Company reimburses Board members who are not currently officers of the Company for expenses incurred in attending Board and Committee meetings. No person who serves on both the Con Edison Board and on the Board of its subsidiary, Con Edison of New York, and corresponding Committees, is paid additional compensation for concurrent service. Members of the Board who are officers of the Company or its subsidiaries receive no retainer or meeting fees for their service on the Board.

The Company has stock ownership guidelines for Directors under which each Director is to own shares with a value equal to three times the annual director retainer (not including committee and/or committee chair fees) paid to such Director during the previous fiscal year.

Members of the Board participate in the long term incentive plan. Pursuant to the long term incentive plan, each non-management Director is allocated an annual award of 1,500 deferred stock units on the first business day following each Annual Meeting. If a non-management Director is first appointed to the Board after an Annual Meeting, his or her first annual award will be prorated. All annual awards of stock units will be deferred until the Director’s termination of service from the Board of Directors. At the Director’s option, they may be paid at that time or further deferred for payment over a maximum of ten years. Each Director may defer all or a portion of his or her retainers and meeting fees into additional deferred stock units, which would be deferred until the Director’s termination of service or, at the option of the Director and if earlier than the date of termination, for five years or more after the year in which the units were deferred. Dividend equivalents are payable on deferred stock units in the amount and at the time that dividends are paid on Con Edison’s common stock and, at the Director’s option, are paid in cash or invested in additional deferred stock units. All payments on account of deferred stock units will be made in shares of Con Edison common stock except that fractional stock units will be paid in cash.

Directors are eligible to participate in the stock purchase plan, which is described in Note M to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Director Compensation Table

The following table sets forth the compensation for the members of the Company’s Board of Directors for the fiscal year ended December 31, 2008.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)
Kevin Burke(3)	—	—	—	—	—	—
Vincent A. Calarco	$133,500	$62,475	—	—	$6,500	$202,475
George Campbell, Jr.	$111,000	$62,475	—	—	$10,500	$183,975
Gordon J. Davis	$93,500	$62,475	—	—	$5,000	$160,975
Michael J. Del Giudice	$153,500	$62,475	—	—	—	$215,975
Ellen V. Futter	$97,000	$62,475	—	—	$10,500	$169,975
John F. Hennessy III(4)	$7,269	$30,816	—	—	—	$38,085
Sally Hernandez	$116,500	$62,475	—	—	—	$178,975
John F. Killian	$92,599	$62,475	—	—	—	$155,074
Peter W. Likins	$110,500	$62,475	—	—	$8,026	$181,001
Eugene R. McGrath	$84,500	$62,475	—	—	$10,500	$157,475
Michael W. Ranger(5)	$80,242	$79,903	—	—	—	$160,145
L. Frederick Sutherland	$113,491	$62,475	—	—	—	$175,966
Stephen R. Volk(6)	$34,503	—	—	—	$10,500	$45,003

Footnotes:

(1)	Each of the Directors, except Messrs. Burke and Hennessy, received an annual grant of 1,500 stock units on May 19, 2008. Mr. Ranger also received a pro rata annual grant of 400 stock units on February 1, 2008 in connection with his appointment to the Board of Directors and Mr. Hennessy received a pro rata annual grant of 800 stock units on November 20, 2008 in connection with his appointment to the Board of Directors. Pursuant to the Company’s long term incentive plan and as indicated in Note M to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, the restricted stock units are valued in accordance with FAS 123R. The annual grant is valued at $41.65 per share and Messrs. Ranger’s grant was valued at $43.57 per share and Hennessy’s grant was valued at $38.52 per share.
(2)	This column includes matching contributions made by the Company to qualified educational institutions under its matching gift program. All directors and employees are eligible to participate in this program. The Company matches 100 percent of up to $7,500 of contributions to qualified educational institutions per calendar year. Gifts up to $3,000 are matched two-for-one and gifts greater than $3,000 (up to the $7,500 maximum) are matched one-for-one.
(3)	Mr. Burke did not receive any director compensation because he is an officer of the Company and only non-management Directors receive director compensation.
(4)	Mr. Hennessy was elected to the Board of Directors effective November 20, 2008.
(5)	Mr. Ranger was elected to the Board of Directors effective February 1, 2008.
(6)	Mr. Volk retired from the Board of Directors effective May 19, 2008.

Potential Payments Upon Termination of Employment or Change in Control

The Company’s Severance Program for Officers of Consolidated Edison, Inc. and its Subsidiaries (the “Severance Program”) provides compensation to its officers in the event of certain terminations of employment or a change in control of the Company. Mr. Burke is provided such benefit pursuant to his employment agreement, dated July 22, 2005 as amended on December 15, 2008. The initial term ended December 31, 2008. The employment agreement as amended automatically extends for additional one-year periods unless either Mr. Burke or the Company provides written notice of non-renewal 180 days prior to the expiration.

The amount of compensation that is potentially payable to each Named Executive Officer in each situation is listed in the tables below. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment. The tables reflect the amount that could be payable under the Severance Program (or, in the case of Mr. Burke, his employment agreement) assuming such termination occurred at December 31, 2008, including a gross-up for certain taxes in the case of Mr. Burke in the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

The following table describes the potential payments upon termination of employment or a change in control of the Company for Mr. Burke as of December 31, 2008.

Executive Benefits and Payments Upon Termination(1)	Resignation without Good Reason(2)		Non-Renewal of employment agreement(3)		Retirement		Termination without Cause or resignation for Good Reason(4)	Termination for Cause	Termination without Cause or resignation for Good Reason (following a CIC)(5)		Death or Disability(6)
Compensation:
Base Salary ($1,102,500)	$0		$1,102,500		$0		$2,205,000	$0	$3,307,500		$0
Short-term Incentive (100% of base salary)	$0		$1,102,500		$0		$2,205,000	$0	$3,307,500		$0
Pro-Rata Annual Incentive Award	$0		$1,102,500		$0		$1,102,500	$0	$1,102,500		$1,102,500
Long-term Incentives(7)
Performance restricted stock units
2007 – 2009 (performance period)	$1,889,403		$2,834,104	(8)	$2,834,104	(8)	$2,834,104	$0	$2,834,104	(10)	$2,834,104	(8)
2008 – 2010 (performance period)	$1,014,775		$3,044,326	(8)	$3,044,326	(8)	$3,044,326	$0	$3,044,326	(10)	$3,044,326	(8)
Stock Options
Unvested and Accelerated	$0		$0		$0		$0	$0	$0		$0
Restricted Stock Units
Unvested and Accelerated	$0		$0		$0		$0	$0	$0		$0
Annual incentive plan deferral	$219,682	(9)	$219,682		$219,682	(9)	$219,682	$0	$219,682		$219,682	(9)
Benefits and Perquisites:
Incremental Non-qualified Pension (supplemental retirement income plan))	$0		$1,011,777		$0		$2,023,554	$0	$3,035,331		$0
Health Care	$0		$22,332		$0		$44,664	$0	$66,996		$0
Life insurance Proceeds	$0		$0		$0		$0	$0	$0		$2,205,000
Accrued Vacation Pay	$106,010		$106,010		$106,010		$106,010	$106,010	$106,010		$106,010
Outplacement	$0		$25,000		$0		$25,000	$0	$25,000		$0
280G Tax Gross-up	$0		$0		$0		$0	$0	$6,612,029		$0

Total:	$3,229,870		$10,670,731		$6,204,122		$13,809,840	$106,010	$23,660,978		$9,511,622

(1)	As per Mr. Burke’s employment agreement his compensation is as follows: base salary for 2008 equal to $1,102,500 (Mr. Burke’s employment agreement provides for base salary as adjusted by the Committee each year, target annual bonus equal to 100 percent of base salary and maximum bonus equal to 150 percent of base salary). For purposes of Mr. Burke’s table above, Mr. Burke is defined as the “Executive” in the corresponding footnotes below.
(2)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit pursuant to a resignation without Good Reason is equal to (i) any unpaid base salary and bonus for any completed prior fiscal year and (ii) any accrued vacation pay.
(3)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit pursuant to a non-renewal of the employment agreement is equal to: (i) a lump sum equal to base salary and target annual bonus pro-rated through the termination date and any accrued vacation pay, (ii) a lump sum equal to the net present value of one additional year of service credit under the Company’s pension plans (assuming compensation at the Executive’s then annual rate of base salary and target annual bonus), (iii) a lump sum equal to 1x the sum of base salary and target annual bonus, (iv) one year continuation of health and life insurance coverage and one year of additional service credit toward eligibility for (but not for commencement of) retiree benefits, (v) one year of outplacement costs, (vi) vested amounts of all deferred compensation (includes accrued interest or earnings), and (vii) all unpaid and due amounts in other benefits required to be paid.
(4)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit pursuant to a termination without Cause or resignation for Good Reason (before a Change in Control or “CIC”) is equal to: (A) the same severance benefit under a non-renewal of employment agreement, except the amounts in clauses (ii), (iii), (iv) and (v) in footnote 3 above are 2x instead of 1x and (B) the vested amounts of all unvested deferred compensation (includes accrued interest or earnings).
(5)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit under a termination without Cause or resignation for Good Reason (on or following a CIC) is equal to the same severance benefit under a termination without Cause or resignation for Good Reason (before a CIC) except the amounts in clauses (ii), (iii), (iv) and (v) in footnote 4 above are 3x instead of 2x.
(6)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit due to death or disability is equal to the same severance benefit under a resignation without Good Reason (except for the payment of life insurance proceeds and his pro-rata annual incentive award).
(7)	In calculating the potential payments, we assumed the Executive’s date of termination is December 31, 2008 and the price per share of the Company’s common stock on the date of termination is $38.93 per share.
(8)	For disclosure purposes only, we assumed upon a non-renewal of Mr. Burke’s employment agreement, retirement, death or disability the Committee took action pursuant to the long term incentive plan to fully accelerate the vesting of target performance-based equity awards and non-performance awards.
(9)	The Committee has discretion to accelerate vesting of annual incentive plan deferrals upon an employee’s termination or resignation of employment. For disclosure purposes only, we have assumed that the Committee exercised its discretion to accelerate vesting of all unvested annual incentive plan deferrals held by the Executive as of December 31, 2008.
(10)	As per the long term incentive plan, in the event of a Change in Control, non-performance based stock unit awards and stock option awards fully vest on the date of such event and performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, we assumed that the Committee took action to fully accelerate performance-based restricted stock unit awards under the long term incentive plan.

Below is a description of the assumptions used in creating the above table.

Non-Compete and Non-Solicitation Provisions

As a condition to Mr. Burke’s receiving the severance benefits referenced in the table above, he is bound by the terms of the non-competition and non-solicitation provisions in his employment agreement for the period of two years from the date of his termination of employment for any reason (other than in connection with a non-renewal of employment in which case the period shall be one year from the date of termination).

Equity Acceleration

In the event of a termination of Mr. Burke’s employment without Cause by the Company or a resignation by him for Good Reason (in connection with or without a Change in Control), performance-based and non-performance based awards under the long term incentive plan, including stock option awards, fully vest upon the date of termination. In the event of a termination of employment without Good Reason, a non-renewal of Mr. Burke’s employment agreement or a termination due to death or disability, Mr. Burke’s performance-based and non-performance based awards under the long term incentive plan vest pro-rata through the date of termination and stock option awards become fully vested. In addition, in the event of a termination of Mr. Burke’s employment for any reason other than for Cause or a non-renewal of his employment agreement, unexpired stock options granted prior to April 19, 2001 remain exercisable until the third anniversary of his termination of employment and unexpired stock options granted on or after April 19, 2001 remain exercisable until the tenth anniversary of the date of grant. In the event of a termination for Cause, all unvested equity is forfeited on the date of termination.

Incremental Non-Qualified Pension Amounts

As per Mr. Burke’s employment agreement, the amounts relating to the incremental non-qualified pension amounts in the above table are based on the net present value of two additional years of additional service credit under the Company’s pension plans following a termination without Cause or a resignation for Good Reason (one additional year if such termination is in connection with a non-renewal of the employment agreement and three additional years if such termination is in connection with a Change in Control) assuming compensation at Mr. Burke’s annual salary and target incentive award, an interest rate of 4.27 percent (adjusted to 4.25 percent to reflect cost of living adjustments), the 1994 GAR mortality table projected to 2002 (50 percent male/50 percent female blend) and age 65 normal retirement. All amounts payable pursuant to an incremental non-qualified pension are assumed to be paid as a lump-sum.

Termination without Cause or a Resignation for Good Reason

Mr. Burke will receive certain benefits as described in the above table if he is terminated by the Company for reasons other than Cause or by him for Good Reason. Under Mr. Burke’s employment agreement, “Cause” is defined as termination of employment by the Company for any of the following reasons: (i) willful and continued failure by the Executive to substantially perform his duties as a CEO, (ii) a conviction of a felony or entering a plea of nolo contendere to a felony that has a significant adverse effect on the business of the Company, or (iii) a finding by a regulatory or judicial body that the Executive has violated the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities laws in relation to the Company.

Under Mr. Burke’s employment agreement, “Good Reason” is defined as a resignation by Mr. Burke for any of the following reasons: (i) any adverse change to his title, authority, duties, responsibilities or reporting lines or the assignment of any duties or responsibilities inconsistent in any respect with those customarily associated to the position of CEO, (ii) the appointment, without his consent, of any person other than the executive to the position of CEO or other position or title conferring similar status or authority, (iii) any reduction in salary, target annual bonus, target long-term incentive or retirement benefit, (iv) any requirement by the Company that his services be rendered primarily at an office or location that is more than 50 miles from his office or location as of the date of the employment agreement, (v) any purported termination of his employment for reasons not expressly permitted by his employment agreement, (vi) any failure by a successor of the Company to assume the employment agreement, or (vii) any other material breach of Mr. Burke’s employment agreement by the Company that is not taken in good faith, or if taken in good faith, is not remedied by the Company promptly after receipt of notice from the Executive.

Termination of employment due to Disability

Under Mr. Burke’s employment agreement, Mr. Burke will receive certain benefits as described in the above table if he is terminated by the Company due to a disability, which occurs if the Executive is: (i) by reason of a medically determinable physical or mental impairment that could result in death or could last for a continuous period of at least 12 months (A) unable to engage in any substantial gainful activity or (B) receiving income replacement for a period of at least three months under an accident and health plan covering employees by the Company, and (ii) has not been able to perform his material duties and responsibilities for six consecutive months or for more than six months within a period of twelve calendar months.

Payments upon Termination of Employment in Connection with a Change in Control

Under Mr. Burke’s employment agreement, Mr. Burke will receive certain benefits as described in the above table if his termination of employment is without Cause by the Company or by him for Good Reason (six months prior to) or in connection with a Change in Control. Under Mr. Burke’s employment agreement, “Change in Control” is defined under the Severance Program. Under the Severance Program, a Change of Control means the occurrence of any of the following: (i) any person or group (within the meaning of Section 13(d) of the Exchange Act of 1934) acquires securities of the Company, together with securities held by such person or group, representing more than 50 percent of the fair market value or combined voting power of the Company’s then outstanding securities, (ii) any person or group acquires securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities, (iii) a majority of the number of directors who constitute the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election, or (iv) there is consummated an agreement for the sale or disposition of the Company’s assets having a total gross market value equal to or more than 40 percent of the total gross fair market value of all of the Company’s assets immediately prior to such sale or disposition (other than a sale or disposition by the Company of all or substantially all assets to an entity of which at least 50 percent of the combined voting power of the securities owned by shareholders of the Company).

280G Tax Gross-Up

Under Mr. Burke’s employment agreement, in the event Mr. Burke receives any payment or distribution from the Company in connection with a Change in Control, he may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”). The Company has agreed to reimburse Mr. Burke for all excise taxes that are imposed on him under Section 280G and any income and excise taxes that are payable by him as a result of any reimbursements by the Company for Section 280G excise taxes. The total Section 280G tax gross-up amount in the table above assumes that Mr. Burke is entitled to full reimbursement by the Company of (i) any excise taxes that are imposed upon him as a result of such payment, (ii) any income and excise taxes imposed upon Mr. Burke as a result of the Company’s reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon Mr. Burke as a result of the Company’s reimbursement of any excise or income taxes. The calculation of the Section 280G gross-up amount in the above table is based upon a Section 280G excise tax rate of 20 percent, a 35 percent federal income tax rate, a 1.45 percent Medicare tax rate, a 6.85 percent state income tax rate, a Change in Control date of December 31, 2008 and a closing price of $38.93 per share of the Company’s common stock on December 31, 2008.

The following table describes the potential payments upon termination of employment or a change in control of the Company for Mr. Hoglund as of December 31, 2008.

Executive Benefits and Payments Upon Termination(1)	Resignation for any Reason (prior to CIC) or Resignation without Good Reason (following a CIC)		Retirement		Termination without Cause(2)		Termination for Cause	Termination without Cause or resignation for Good Reason (following a CIC)(3)		Death or Disability
Compensation:
Base Salary ($583,200)	$0		$0		$583,200		$0	$1,166,400		$0
Short-term Incentive (50% of base salary)	$0		$0		$291,600		$0	$583,200		$0
Pro-Rata Annual Incentive Award	$0		$0		$291,600		$0	$291,600		$0
Long-term Incentives(4)
Performance restricted stock units
2007 – 2009 (performance period)	$0		$330,905	(5)	$330,905	(5)	$0	$330,905	(7)	$330,905	(5)
2008 – 2010 (performance period)	$0		$934,320	(5)	$934,320	(5)	$0	$934,320	(7)	$934,320	(5)
Stock Options
Unvested and Accelerated	$0		$0		$0		$0	$0		$0
Restricted Stock Units
Unvested and Accelerated	$0		$0		$0		$0	$583,950	(7)	$583,950	(5)
Annual incentive plan deferral	$58,590	(6)	$58,590	(6)	$58,590		$0	$58,590		$58,590	(6)
Benefits and Perquisites:
Incremental Non-qualified Pension (supplemental retirement income plan)	$0		$0		$83,208		$0	$166,416		$0
Health Care	$0		$0		$30,984		$0	$61,968		$0
Life insurance Proceeds	$0		$0		$0		$0	$0		$1,166,400
Accrued Vacation Pay	$44,862		$44,862		$44,862		$44,862	$44,862		$44,862
Outplacement	$0		$0		$25,000		$0	$25,000		$0
280G Tax Gross-up	$0		$0		$0		$0	$0		$0

Total:	$104,452		$1,368,677		$2,674,269		$44,862	$4,247,211		$3,119,027

(1)	Assumes the compensation of Mr. Hoglund is as follows: base salary for 2008 equal to $583,200 and an annual bonus equal to 50 percent of base salary. For purposes of Mr. Hoglund’s table above, Mr. Hoglund is defined as the “Executive” in the corresponding footnotes below.
(2)	As per the Severance Program, the Executive’s severance benefit pursuant to a termination without Cause (before a CIC) is equal to: (i) a lump sum equal to base salary and annual target bonus pro-rated through the termination date and any accrued vacation pay, (ii) a lump sum equal to the net present value of one additional year of service credit under the Company’s pension plans (assuming compensation at Executive’s then annual rate of base salary and target annual bonus), (iii) a lump sum equal to 1x the sum of the Executive’s then base salary and target annual bonus, (iv) one year continuation of health and life insurance coverage and one year of additional service credit toward eligibility for (but not for commencement of) retiree benefits, (v) one year of outplacement costs, (vi) vested amounts of all deferred compensation (includes accrued interest or earnings) and (vi) all unpaid and due amounts in other benefits required to be paid.
(3)	As per the Severance Program, the Executive’s severance benefit under a termination without Cause or resignation for Good Reason (on or following CIC) is equal to the same severance benefit under a termination without Cause (before CIC) as described in footnote 2 above except the amounts in clauses (ii), (iii), and (iv) are 2x instead of 1x.
(4)	In calculating the potential payments, we assumed the Executive’s date of termination is December 31, 2008 and the price per share of the Company’s common stock on the date of termination is $38.93 per share.
(5)	For disclosure purposes, we assumed that upon Termination (other than a termination for Cause or a resignation without Good Reason), Retirement, death or disability the Committee took action pursuant to the long term incentive plan to fully accelerate the vesting of target performance-based awards and non-performance awards.
(6)	The Committee has discretion to accelerate the vesting of any unvested annual incentive plan deferrals upon an employee’s termination or resignation of employment. For disclosure purposes, we assumed that the Committee exercised its discretion to accelerate vesting.

(7)	As per the long term incentive plan, in the event of a Change in Control, non-performance based stock unit awards and stock option awards fully vest on the date of such event and performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, we assumed that the Committee took action to fully accelerate performance-based restricted stock unit awards under the long term incentive plan.

Below is a description of the assumptions that were used in creating the tables for Messrs. Hoglund, Rana and McMahon.

Equity Acceleration

As per the long term incentive plan, in the event of a Termination, resignation, retirement, death or Disability, the Committee has discretion to determine the terms of the stock option awards and performance-based restricted stock awards (including, without limitation, to accelerate the vesting of unvested awards). Unless otherwise provided in the applicable long term incentive plan award agreement, in the event of a retirement, death or Disability, restricted stock awards vest pro-rata through the date of termination on the termination date.

As per the long term incentive plan, in the event of a Change in Control (as described below), stock unit awards, restricted stock awards, stock option awards, and stock appreciation awards fully vest on the date of such event. In the event of a Change in Control, performance-based restricted stock awards vest pro-rata through the date of such event.

For the purposes of the long term incentive plan: (i) a “Termination” means a resignation or discharge from employment, except death, disability or retirement, (ii) “retirement” means resignation on or after age 55 with at least five years of service, (iii) “Disability” means an inability to work in any gainful occupation for which the person is reasonably qualified by education, training or experience because of a sickness or injury for which the person is under doctor’s care, and (iv) “Change in Control” has the same meaning as such term is used in the Severance Program.

Incremental Non-Qualified Pension Amounts

As per the Severance Program, the amounts relating to the incremental non-qualified pension amounts in the above tables are based on the net present value of one additional year of additional service credit under the Company’s pension plans following a termination without Cause or a resignation for Good Reason (two additional years if such termination is in connection with a Change of Control) assuming compensation at the Executive’s annual salary and target award, an interest rate of 4.27 percent (adjusted to 4.25 percent to reflect cost of living adjustments), the 1994 GAR mortality table projected to 2002 (50 percent male/50 percent female blend) and age 65 normal retirement. All amounts payable pursuant to an incremental non-qualified pension are assumed to be paid as a lump-sum.

Termination without Cause or a Resignation for Good Reason

As per the Severance Program, the Executive will receive certain benefits as described in the table above if he is terminated by the Company for reasons other than Cause or by him for Good Reason (following a Change of Control). A termination is for Cause if it is for any of the following reasons: (i) willful and continued failure to substantially perform his duties, (ii) a conviction of a felony or entering a plea of nolo contendere to a felony that has a significant adverse effect on the business of the Company, or (iii) a willful engaging in illegal conduct or in gross misconduct materially and demonstrably injurious to the Company.

As per the Severance Program, a resignation for Good Reason occurs if the Executive resigns for any of the following reasons on or following a Change of Control: (i) any material decrease in base compensation (except uniform decreases affecting similarly situated employees), (ii) any material breach by the Company of any material provisions of the Severance Program, (iii) a requirement by the Company for the Executive to be based more than 50 miles from the location the Executive is employed prior to the Change of Control, or (iv) the assignment of any duties materially inconsistent in any respect with the Executive’s position, authority, duties or responsibilities in effect immediately prior to the Change of Control or any other action by the Company resulting in a material diminution in position, authority, duties or responsibilities.

Payments upon Termination of Employment in Connection with a Change of Control

As per the Severance Program, the Executive will receive certain benefits as described in the above table if his termination of employment is without Cause by the Company or by him for Good Reason following a Change of Control.

Section 280G

As per the Severance Program, in the event an Executive receives any payment or distribution from the Company in connection with a Change in Control, he may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”). If any such payment by the Company to any of the Executives subjects the Executive to such taxes and the Executive would receive a greater net after-tax amount if the payment were reduced to avoid such taxation, the aggregate present value of amounts payable to the Executive pursuant to this Severance Program will be reduced (but not below zero) to the extent it does not trigger taxation under Section 4999 of the Internal Revenue Code. As per the long term incentive plan, any stock option award for which the exercise price is greater than fair market value or the Company’s common stock may be cancelled if such cancellation would reduce or eliminate any such excise taxes under Section 4999 of the Code.

The following table describes the potential payments upon termination of employment or a change in control of the Company for Mr. Rana as of December 31, 2008.

Executive Benefits and Payments Upon Termination(1)	Resignation for any Reason (prior to CIC) or Resignation without Good Reason (following a CIC)		Retirement		Termination without Cause(2)		Termination for Cause	Termination without Cause or resignation for Good Reason (following a CIC)(3)		Death or Disability
Compensation:
Base Salary ($640,200)	$0		$0		$640,200		$0	$1,280,400		$0
Short-term Incentive (80% of base salary)	$0		$0		$512,200		$0	$1,024,400		$0
Pro-Rata Annual Incentive Award	$0		$0		$512,200		$0	$512,200		$0
Long-term Incentives(4)
Performance restricted stock units
2007 – 2009 (performance period)	$0		$467,160	(5)	$467,160	(5)	$0	$467,160	(7)	$467,160	(5)
2008 – 2010 (performance period)	$0		$930,427	(5)	$930,427	(5)	$0	$930,427	(7)	$930,427	(5)
Stock Options
Unvested and Accelerated	$0		$0		$0		$0	$0		$0
Restricted Stock Units
Unvested and Accelerated	$0		$0		$0		$0	$0		$0
Annual incentive plan deferral	$90,940	(6)	$90,940	(6)	$90,940		$0	$90,940		$90,940	(6)
Benefits and Perquisites:
Incremental Non-qualified Pension (supplemental retirement income plan)	$0		$0		$595,973		$0	$1,191,946		$0
Health Care	$0		$0		$22,332		$0	$44,664		$0
Life insurance Proceeds	$0		$0		$0		$0	$0		$1,280,400
Accrued Vacation Pay	$61,558		$61,558		$61,558		$61,558	$61,558		$61,558
Outplacement	$0		$0		$25,000		$0	$25,000		$0
280G Tax Gross-up	$0		$0		$0		$0	$0		$0

Total:	$152,498		$1,550,085		$3,857,990		$61,558	$5,628,695		$2,830,485

(1)	Assumes the compensation of Mr. Rana is as follows: base salary for 2008 equal to $640,200, target annual bonus equal to 80 percent of base salary. For purposes of Mr. Rana’s table above, Mr. Rana is defined as the “Executive” in the corresponding footnotes below.
(2)	As per the Severance Program, the Executive will be provided with the same benefits as set forth for Mr. Hoglund.
(3)	As per the Severance Program, the Executive will be provided with the same benefits as set forth for Mr. Hoglund.
(4)	In calculating the potential payments, we assumed the Executive’s date of termination is December 31, 2008 and the price per share of the Company’s common stock on the date of termination is $38.93 per share.
(5)	For disclosure purposes, we assumed that upon Termination (other than a termination for Cause or a resignation without Good Reason), Retirement, death or disability the Committee took action to fully accelerate the vesting of target performance-based awards and non-performance awards.
(6)	The Committee has discretion to accelerate vesting of any unvested annual incentive plan deferrals upon an employee’s termination or resignation of employment. We assumed that the Committee has exercised its discretion to accelerate vesting.
(7)	As per the long term incentive plan, in the event of a Change in Control, non-performance based stock unit awards and stock option awards fully vest on the date of such event and performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, we assumed that the Committee is taking action to fully accelerate performance-based restricted stock unit awards under the long term incentive plan.

The following table describes the potential payments upon termination of employment or a change in control of the Company for Mr. McMahon as of December 31, 2008.

Executive Benefits and Payments Upon Termination(1)	Resignation for any Reason (prior to CIC) or Resignation without Good Reason (following a CIC)	Retirement		Termination without Cause(2)		Termination for Cause	Termination without Cause or resignation for Good Reason (following a CIC)(3)		Death or Disability
Compensation:
Base Salary ($722,500)	$0	$0		$722,500		$0	$1,445,000		$0
Short-term Incentive (80% of base salary)	$0	$0		$578,000		$0	$1,156,000		$0
Pro-Rata Annual Incentive Award	$0	$0		$578,000		$0	$578,000		$0
Long-term Incentives(4)
Performance restricted stock units
2007 – 2009 (performance period)	$0	$545,020	(5)	$545,020	(5)	$0	$545,020	(6)	$545,020	(5)
2008 – 2010 (performance period)	$0	$1,167,900	(5)	$1,167,900	(5)	$0	$1,167,900	(6)	$1,167,900	(5)
Stock Options
Unvested and Accelerated	$0	$0		$0		$0	$0		$0
Restricted Stock Units
Unvested and Accelerated	$0	$0		$0		$0	$0		$0
Annual incentive plan deferral	$0	$0		$0		$0	$0		$0
Benefits and Perquisites:
Incremental Non-qualified Pension (supplemental retirement income plan)	$0	$0		$466,161		$0	$932,322		$0
Health Care	$0	$0		$30,984		$0	$61,968		$0
Life insurance Proceeds	$0	$0		$0		$0	$0		$1,445,000
Accrued Vacation Pay	$69,471	$69,471		$69,471		$69,471	$69,471		$69,471
Outplacement	$0	$0		$25,000		$0	$25,000		$0
280G Tax Gross-up	$0	$0		$0		$0	$0		$0

Total:	$69,471	$1,782,391		$4,183,036		$69,471	$5,980,681		$3,227,391

(1)	Assumes the compensation of Mr. McMahon is as follows: base salary for 2008 equal to $722,500, target annual bonus equal to 80 percent of base salary. For purposes of Mr. McMahon’s table above, Mr. McMahon is defined as the “Executive” in the corresponding footnotes below.
(2)	As per the Severance Program, the Executive will be provided with the same benefits as set forth for Mr. Hoglund.
(3)	As per the Severance Program, the Executive will be provided with the same benefits as set forth for Mr. Hoglund.
(4)	In calculating the potential payments, we assumed the Executive’s date of termination is December 31, 2008 and the price per share of the Company’s common stock on the date of termination is $38.93 per share.
(5)	For disclosure purposes, we assumed that upon Termination (other than a termination for Cause or a resignation without Good Reason), Retirement, death or disability the Committee took action to fully accelerate the vesting of target performance-based awards and non-performance awards.
(6)	As per the long term incentive plan, in the event of a Change in Control, non-performance based stock unit awards and stock option awards fully vest on the date of such event and performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, we assumed that the Committee is taking action to fully accelerate performance-based restricted stock unit awards under the long term incentive plan.

The following table describes the potential payments upon termination of employment or a change in control of the Company for Mr. McTiernan as of December 31, 2008.

Executive Benefits and Payments Upon Termination(1)	Resignation for any Reason (prior to CIC) or Resignation without Good Reason (following a CIC)		Retirement		Termination without Cause(2)		Termination for Cause	Termination without Cause or resignation for Good Reason (following a CIC)(3)		Death or Disability
Compensation:
Base Salary ($393,500)	$0		$0		$393,500		$0	$787,000		$0
Short-term incentive (50% of base salary)	$0		$0		$196,800		$0	$393,600		$0
Pro-Rata Annual Incentive Award	$0		$0		$196,800		$0	$196,800		$0
Long-term Incentives(4)
Performance restricted stock units
2007 – 2009 (performance period)	$0		$175,185	(5)	$175,185	(5)	$0	$175,185	(7)	$175,185	(5)
2008 – 2010 (performance period)	$0		$389,300	(5)	$389,300	(5)	$0	$389,300	(7)	$389,300	(5)
Stock Options
Unvested and Accelerated	$0		$0		$0		$0	$0		$0
Restricted Stock Units
Unvested and Accelerated	$0		$0		$0		$0	$0		$0
Annual incentive plan deferral	$94,600	(6)	$94,600	(6)	$94,600		$0	$94,600		$94,600	(6)
Benefits and Perquisites:
Incremental Non-qualified Pension (supplemental retirement income plan)	$0		$0		$298,156		$0	$596,312		$0
Health Care	$0		$0		$22,332		$0	$44,664		$0
Life insurance Proceeds	$0		$0		$0		$0	$0		$787,000
Accrued Vacation Pay	$37,837		$37,837		$37,837		$37,837	$37,837		$37,837
Outplacement	$0		$0		$25,000		$0	$25,000		$0
280G Tax Gross-up	$0		$0		$0		$0	$0		$0

Total:	$132,437		$696,922		$1,182,510		$37,837	$2,740,298		$1,483,922

(1)	Assumes the compensation of Mr. McTiernan is as follows: base salary for 2008 equal to $393,500, target annual bonus equal to 50 percent of base salary. For purposes of Mr. McTiernan’s table above, Mr. McTiernan is defined as the “Executive” in the corresponding footnotes below.
(2)	As per the Severance Program, the Executive will be provided with the same benefits as set forth for Mr. Hoglund.
(3)	As per the Severance Program, the Executive will be provided with the same benefits as set forth for Mr. Hoglund.
(4)	In calculating the potential payments, we assumed the Executive’s date of termination is December 31, 2008 and the price per share of the Company’s common stock on the date of termination is $38.93 per share.
(5)	For disclosure purposes, we assumed that upon Termination (other than a termination for Cause or a resignation without Good Reason), Retirement, death or disability the Committee took action to fully accelerate the vesting of target performance-based awards and non-performance awards.
(6)	The Committee has discretion to accelerate vesting of any unvested annual incentive plan deferrals upon an employee’s termination or resignation of employment. We assumed that the Committee has exercised its discretion to accelerate vesting.
(7)	As per the long term incentive plan, in the event of a Change in Control, non-performance based stock unit awards and stock option awards fully vest on the date of such event and performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, we assumed that the Committee is taking action to fully accelerate performance-based restricted stock unit awards under the long term incentive plan.

CERTAIN INFORMATION AS TO INSURANCE AND INDEMNIFICATION

No stockholder action is required with respect to the following information that is included to fulfill the requirements of Sections 725 and 726 of the Business Corporation Law of the State of New York.

Effective December 2, 2008, the Company purchased Directors and Officers (“D&O”) Liability insurance for a one year term providing for reimbursement, with certain exclusions and deductions, to: (a) Con Edison and its subsidiaries for payments they make to indemnify Directors, Trustees, officers and assistant officers of Con Edison and its subsidiaries, (b) Directors, Trustees, officers and assistant officers for losses, costs and expenses incurred by them in actions brought against them in connection with their acts in those capacities for which they are not indemnified by Con Edison or its subsidiaries and (c) Con Edison and its subsidiaries for any payments they make resulting from a securities claim. The insurers are: AIG Excess Liability Insurance International Ltd., Associated Electric & Gas Insurance Services Limited, Allied World Assurance Company, Ltd., Arch Insurance Company, Continental Casualty Company, Federal Insurance Company, Illinois National Insurance Company, Twin City Fire Insurance Company, U.S. Specialty Insurance Company, X.L. Insurance (Bermuda) Ltd., X.L. Specialty Insurance Company and Zurich American Insurance Company. The total cost of the D&O Liability insurance for one year from December 2, 2008 amounts to $5,356,151. The Company also purchased from Associated Electric & Gas Insurance Services Limited, Arch Insurance Company, Axis Insurance Company, Great American Insurance Company, Illinois National Insurance Company, St. Paul Mercury Insurance Company, RLI Insurance Company, U.S. Specialty Insurance Company and Zurich American Insurance Company, additional insurance coverage for one year effective January 1, 2009, insuring the Directors, Trustees, officers, and employees of Con Edison and its subsidiaries and certain other parties against certain liabilities which could arise in connection with fiduciary obligations mandated by ERISA and from the administration of the employee benefit plans of the Company and its subsidiaries. The cost of such coverage was $847,720.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

In order to be included in the proxy statement and form of proxy relating to the Company’s 2010 annual meeting of stockholders, stockholder proposals must be received by the Company at its principal offices at 4 Irving Place, New York, New York 10003, Attention: Corporate Secretary, by December 10, 2009.

Under the Company’s By-laws, written notice of any proposal to be presented by any stockholder or any other person to be nominated by any stockholder for election as a Director must be received by the Secretary of the Company at its principal executive office not less than 70 days nor more than 90 days prior to the anniversary date of the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is first publicly announced or disclosed less than 80 days prior to the date of the meeting, such notice must be given not more than 10 days after such date is first announced or disclosed.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder, of the Company’s shares, your broker, bank or other nominee may determine to deliver only one copy of the Company’s proxy statement and annual report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report should submit the request to the Company by telephone at (212) 460-4322 or by submitting a written request to the Company’s Corporate Secretary, Con Edison, 4 Irving Place, New York, New York 10003.

Beneficial owners who share an address and who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee.

OTHER MATTERS TO COME BEFORE THE MEETING

Management intends to bring before the meeting only the election of Directors and Proposal No. 2 and knows of no matters to come before the meeting other than the matters set forth herein, including Proposal No. 3 by a stockholder. If other matters or motions come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.

Please vote, sign and date the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope, or vote your proxy by telephone or on the Internet in accordance with the instructions set forth on the proxy card. Your vote is important. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card but retain your admission ticket and bring it with you to the meeting.

By Order of the Board of Directors,

Carole Sobin

Secretary

New York, NY

April 9, 2009

Please mark your votes as indicated in this example	☒

The Board of Directors Recommends a Vote FOR all of the Nominees listed (Proposal 1).

1.	ELECTION OF DIRECTORS:												The Board of Directors Recommends a Vote FOR Proposal 2.
		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

	1.1 K. Burke	☐	☐	☐	1.5 M.J. Del Giudice	☐	☐	☐	1.9 J.F. Killian	☐	☐	☐	2.	Ratification of appointment of independent accountants.	☐	☐	☐

	1.2 V.A. Calarco	☐	☐	☐	1.6 E.V. Futter	☐	☐	☐	1.10 E.R. McGrath	☐	☐	☐

	1.3 G. Campbell, Jr.	☐	☐	☐	1.7 J.F. Hennessy III	☐	☐	☐	1.11 M.W. Ranger	☐	☐	☐	The Board of Directors Recommends a Vote AGAINST the Following Stockholder Proposal 3.

	1.4 G.J. Davis	☐	☐	☐	1.8 S. Hernandez	☐	☐	☐	1.12 L.F. Sutherland	☐	☐	☐			FOR	AGAINST	ABSTAIN
													3.	Additional compensation information.	☐	☐	☐
SEE REVERSE FOR ADMISSION TICKET. THIS TICKET ADMITS ONLY THE NAMED STOCKHOLDER(S).

. .
Address Box

YES
									Mark Here for Address Change			☐		I will attend the Annual Meeting			☐
SEE REVERSE

Signature	Co-owner sign here	Date

(Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

INTERNET AND TELEPHONE VOTING IS AVAILABLE UNTIL 5 PM EDT SUNDAY, MAY 17, 2009.

INTERNET http://www.eproxy.com/ed Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
	. .	OR
Address Box		TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

CONSOLIDATED EDISON, INC. COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin Burke, Michael J. Del Giudice and Eugene R. McGrath and each or any of them with power of substitution, proxies to vote all stock of the undersigned (including any shares held through the Company’s Automatic Dividend Reinvestment and Cash Payment Plan) at the Annual Meeting of Stockholders on Monday, May 18, 2009 at 10:00 a.m. at the Company’s Headquarters, 4 lrving Place, New York, NY or at any adjournments or postponements thereof, as specified on the reverse side in the election of Directors and on the proposals, all as more fully set forth in the proxy statement, and in their discretion on any other matters that may properly come before the meeting.

Your vote for the election of Directors may be indicated on the reverse side. Nominees are: 1.1 - K. Burke, 1.2 - V.A. Calarco, 1.3 - G. Campbell, Jr., 1.4 - G.J. Davis, 1.5 - M.J. Del Giudice, 1.6 - E.V. Futter, 1.7 - J.F. Hennessy III, 1.8 - S. Hernandez, 1.9 - J.F. Killian, 1.10 - E.R. McGrath, 1.11 - M.W. Ranger, and 1.12 - L.F. Sutherland.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO CHOICE IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE (PROPOSAL 1), “FOR” PROPOSAL 2 AND “AGAINST” PROPOSAL 3.

(Continued and to be marked, dated and signed, on the other side)

Address Change (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

Ù FOLD AND DETACH HERE Ù

ADMISSION TICKET
Annual Meeting of Stockholders of CONSOLIDATED EDISON, INC. MONDAY, MAY 18, 2009 10:00 a.m. 4 Irving Place New York, NY 10003
This ticket admits only the named stockholder(s). Please bring this admission ticket and a proper form of identification with you if attending the meeting.

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the Annual Meeting, please promptly vote by telephone, through the Internet or by completing and returning the attached proxy card. Voting early will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.